UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  September 6, 2022

Imperalis Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52140	20-5648820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd., Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this Current Report is filed, and we do not intend to update any of the forward-looking statements after the date this Current Report is filed to confirm these statements to actual results, unless required by law.

This Current Report also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this Current Report and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this Current Report. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement

As previously reported on a Current Report on Form 8-K filed by Imperalis Holding Corp., a Nevada corporation (“IMHC”) on March 21, 2022, on March 20, 2022, BitNile Holdings, Inc., a Delaware corporation (“BitNile” or the “Parent”) and IMHC entered into a Securities Purchase Agreement (the “Agreement”) with TurnOnGreen, Inc., a Nevada corporation (“TOGI”), a wholly-owned subsidiary of the Parent. Pursuant to the Agreement, at the Closing (hereinafter defined), which occurred on September 6, 2022 (the “Closing Date”), the Parent (i) delivered to IMHC all of the outstanding shares of common stock of TOGI held by the Parent, and (ii) eliminated all of the intercompany accounts between the Parent and TOGI evidencing historical equity investments made by the Parent to TOGI, in the approximate amount of $36,000,000, all in consideration for the issuance by IMHC to the Parent (the “Acquisition”) of an aggregate of 25,000 newly designated shares of Series A Preferred Stock (the “Series A Preferred Stock”), with each such share having a stated value of $1,000. The Series A Preferred Stock has an aggregate liquidation preference of $25 million, is convertible into shares of IMHC’s common stock, par value $0.001 per share (the “Common Stock”) at the Parent’s option, is redeemable by the Parent, and entitles the Parent to vote with the Common Stock on an as-converted basis. On September 5, 2022, BitNile, IMHC and TOGI entered into an amendment to the Agreement (the “Amendment”), pursuant to which IMHC agreed to (i) use commercially reasonable efforts to effectuate a distribution by the Parent of approximately 140 million shares of Common Stock beneficially owned by the Parent (the “Distribution”), including the filing of a registration statement (the “Distribution Registration Statement”) with the Securities and Exchange Commission (the “SEC”), (ii) to issue to Parent warrants to purchase an equivalent number of shares of Common Stock to be issued in the Distribution (the “Warrants”), and (iii) to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants on the Distribution Registration Statement. IMHC and BitNile will mutually agree to the terms and conditions of the Warrants and the Distribution Registration Statement after the Closing Date.

Immediately following the completion of the Acquisition, TOGI became a wholly-owned subsidiary of IMHC. IMHC’s outstanding shares of Common Stock and outstanding warrants and options to purchase Common Stock remain outstanding and unaffected upon completion of the Acquisition. The Common Stock remains registered under Section 12(g) of the Exchange Act immediately following the Acquisition.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties were subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The issuance of shares of IMHC’s Series A Preferred Stock, and the underlying shares of Common Stock issuable upon conversion thereof, to the Parent in connection with the Agreement was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC thereunder.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The Agreement and Amendment are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report.  All descriptions of the Agreement and Amendment herein are qualified in their entirety by reference to the text thereof filed as exhibits hereto, which are incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information contained in Item 1.01 above is incorporated herein by reference.

Overview

Imperalis Holding Corp., a Nevada corporation, was formed on April 5, 2005, under the name Coloured (US) Inc. On March 25, 2011, it changed its name to Imperalis Holding Corp.

On December 28, 2017, IMHC acquired 100% of the issued and outstanding common stock of The Crypto Currency Mining Company, Inc. (“Crypto”), in exchange for our issuance of 56,996,444 shares of Common Stock. Following IMHC’s acquisition of Crypto, IMHC focused on the mining of cryptocurrencies as its primary business.

On February 21, 2018, IMHC acquired all of the issued and outstanding capital stock of Dollar Shots Club, Inc. (“Dollar Shots”) in exchange for the issuance of 1,342,050 shares of Common Stock to the former shareholders of Dollar Shots. Through Dollar Shots, IMHC marketed flavored energy “shots” and similar beverages through a monthly subscription service.

In a common control transaction on April 29, 2019, IMHC acquired all of the issued and outstanding capital stock of CannaCure Sciences, Inc., a Wyoming corporation (“CannaCure”), in exchange for the issuance of 60,000,000 shares of Common Stock to the former shareholders of CannaCure. CannaCure attempted to develop a lineup of personal care products containing Cannabidiol.

The operations of Crypto and Dollar Shots have ceased as a result of their dissolution. The operations of CannaCure are dormant. IMHC intends to cause CannaCure to be dissolved.

Recent Events – The Acquisition

On December 16, 2021, certain stockholders of IMHC (collectively, the “Sellers”) entered into a stock purchase agreement with BitNile, Inc. (“BNI”), a wholly owned subsidiary of BitNile, pursuant to which BNI purchased 129,363,756 shares of Common Stock from the Sellers for an aggregate consideration of $200,000. Upon the closing of the stock purchase agreement, BitNile owned approximately 90% of the Common Stock, resulting in a change in control of IMHC.

Immediately following the closing of the Agreement and the completion of the Acquisition and related transactions (the “Closing”), which occurred on the Closing Date, TOGI became a wholly-owned subsidiary of IMHC. Following the closing of the Acquisition, IMHC will dissolve its remaining dormant subsidiary. Further IMHC and TOGI intend to close an upstream merger whereby TOGI shall cease to exist. Upon consummation of the merger, IMHC shall have acquired two operating subsidiaries, TOG Technologies, Inc. (“TOGT”) and Digital Power Corporation (“Digital Power”). IMHC will continue the existing business operations of TOGI as a publicly-traded company under the name Imperalis Holding Corp., but intends to change the registrant’s name to TurnOnGreen, Inc. as soon as practicable. The Closing was subject to the Parent’s delivery to IMHC of audited financial statements of TOGI and other customary closing conditions.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Acquisition: (i) Darren Magot resigned from his position as Chief Executive Officer but remains a member of the Board of Directors of IMHC (the “Board”); (ii) David Katzoff remained as IMHC’s Chief Financial Officer, Secretary and Treasurer; (iii) Marcus Charuvastra remained as IMHC’s President; (iv) Douglas Gintz remained as IMHC’s Chief Technology Officer, and (v) the Board appointed Amos Kohn as IMHC’s Chief Executive Officer and a member of the Board. IMHC intends to file a Schedule 14F-1 in connection herewith. Ten days thereafter, BitNile intends to cause TOGI to appoint additional individuals to its Board of Directors.

Changes to the Business. IMHC, through its wholly owned subsidiaries Digital Power and TOGT, is engaged in the design, development, manufacture and sale of highly engineered, feature-rich, high-grade power conversion and power system solutions for mission-critical applications and processes. For more than 50 years, Digital Power has been devoted to the perfection of power solution products that have enabled customer innovation in complex applications covering a wide range of industries. A natural outgrowth of its development of these power systems has been TOGT’s effort to apply the company’s proprietary core power technologies to optimizing the design and performance of electric vehicle (“EV”) charging solutions. TOGT began commercial sales of its product line of high-speed charging solutions in mid-2021. We believe that our charging solutions represent an entire generation of new chargers due to dramatic improvements in terms of size reduction in electronic circuitry and higher output density. We also believe that, by leveraging our experience and expertise in power conversion and generation, we can rapidly become a leader in the high growth EV charging solution market.

Current Beneficial Ownership. Immediately after giving effect to the Acquisition, there were 161,704,695 shares of our Common Stock issued and outstanding, as follows:

•	The Parent beneficially owns 318,512,900 shares of Common Stock, which consists of: (i) 129,363,756 shares of Common Stock held by the Parent’s wholly-owned subsidiary BNI; (ii) 10,000 shares of Common Stock held by the Parent’s wholly-owned subsidiary, Digital Power Lending, LLC (“DPL”); (iii) 10,873,314 shares of Common Stock issuable upon conversion of an outstanding convertible promissory note held by DPL in the principal face amount of $101,529, which is convertible into shares at a conversion price of $0.01 per share; and (iv) 178,265,830 shares issuable upon conversion of BitNile’s Series A Preferred Stock; and

•	the other remaining stockholders of IMHC hold 32,330,939 shares of Common Stock.

In connection with the Acquisition, IMHC issued to the Parent an aggregate of 25,000 newly designated shares of Series A Preferred Stock, with each such share having a stated value of $1,000. The terms of the Series A Preferred Stock are more fully described under Items 3.02 and 5.03 below.

Our common stock is available for quotation on the OTC Pink Market (OTC Pink) under the symbol “IMHC,” which IMHC expects to change to “TOGI” as promptly as practicable.

Accounting Treatment; Change in Control. The Acquisition is being accounted for as a “reorganization,” and IMHC is deemed to be the legal acquirer of TOGI but TOGI will be considered the acquiror for accounting and financial reporting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Acquisition will be those of TOGI and will be recorded at the historical cost basis of TOGI, and the consolidated financial statements after completion of the Acquisition will include the assets and liabilities, historical operations and operations of TOGI and its subsidiaries from the Closing Date of the Acquisition.

Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board.

General.

We are a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act.  Following and as a result of the Acquisition, we have ceased to be a shell company.  The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “IMHC”, “TOGI,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Imperalis Holding Corp., incorporated in Nevada, and the business of TOGI, after giving effect to the Acquisition. In certain instances, this Current Report refers to TurnOnGreen, Inc. prior to the Acquisition as the “Former TOGI.”

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

BUSINESS OF TURNONGREEN

Overview

TurnOnGreen, through its wholly owned subsidiaries Digital Power and TOGT, is engaged in the design, development, manufacture and sale of highly engineered, feature-rich, high-grade power conversion and power system solutions for mission-critical applications and processes. For more than 50 years, Digital Power has been devoted to the perfection of power solution products that have enabled customer innovation in complex applications covering a wide range of industries. A natural outgrowth of its development of these power systems has been TOGT’s effort to apply the company’s proprietary core power technologies to optimizing the design and performance of electric vehicle (“EV”) charging solutions. TOGT began commercial sales of its product line of high-speed charging solutions in mid-2021. We believe that our charging solutions represent an entire generation of new chargers due to dramatic improvements in terms of size reduction in electronic circuitry and higher output density. We also believe that, by leveraging our experience and expertise in power conversion and generation, we can rapidly become a leader in the high growth EV charging solution market.

At Digital Power, we provide a comprehensive range of integrated power system solutions that are designed to meet the diverse and precise needs of our customers with the highest levels of efficiency, flexibility and scalability. We design, develop and manufacture custom power systems to meet performance and/or form factor requirements that cannot be met with standard products. These power system solutions are designed to function reliably in harsh environments associated with defense and aerospace applications, while also being utilized for applications ranging from industrial equipment to medical instrumentation. Our products are highly adaptive and feature soft configurations in order to meet the requirements of both our customers and our original equipment manufacturers (“OEMs”). These products include our Open-Frame series of products, which are the industry’s smallest open frame AC/DC switchers, high-performance AC/DC desktop adaptor power supplies and a full range of compact AC or DC power supplies.

Our EV Charging Solutions

We recently formed TOGT, following more than two years of engineering design and product prototypes, to provide EV drivers of all types with easy access to convenient, reliable and high-speed EV charging. TOGT offers Level 2 AC charging infrastructure for use in single family homes, multi-family unit developments, commercial retail properties and fleet environments. TOGT provides Level 3 DC fast charger infrastructure for high traffic, high density urban, suburban, exurban locations, and portable microgrid charging infrastructure. Prior to August 2021, Digital Power operated the EV business presently conducted by TOGT. Our EV charging solutions are designed to address the expected rapid expansion of infrastructure required to support broad adoption of EVs globally. With more than 50 years of expertise in power technology, we provide EV charging solutions to enable the eMobility of tomorrow. Our innovative charging solutions produce a full charge for an EV with a 150-mile range battery in approximately 30 minutes. We provide a wide range of EV charging solutions, including a Level 2 AC charging product line compatible with the SAE J1772 standard, and a Level 3 DC fast charging product line compatible with the Combined Charging System (“CCS”) standard and the CHArge de MOve (“CHAdeMO”) standard.

Our network is capable of natively charging (i.e., charging without an adapter) all EV models and supports all charging standards currently available in the United States. Our network can serve a wide variety of private, retail, commercial and fleet customers. Our charging systems maintain the highest standards in the market and are backed by an internationally recognized certificate of safety and performance. We anticipate rapid growth in the number of EVs in North America, and we intend to expand our network of charging stations to accommodate this growth while prioritizing development of locations with favorable traffic and utilization characteristics.

Below are renderings of our EV charging products and related services:

Level-2 AC Charger - Product Line

EV700 & EV1100
Level 2
Residential & Commercial
Charger
7.6kW & 11.8kW

EVP700-B
Level-2
Home Charger
7.4kW

EVP700
Level 2
Commercial Charger
7.4kW

EVP1100
Level 2
Commercial Charger
11.4kW

EV700/EV1100
Pedestal

EVP700
Pedestal

EVP1100
Pedestal

Level-3 DC Fast Charger - Product Line

FSP300
Level 3
DC Fast Charger
30kW (DC)

FST1200
Level 3
DC Fast Charger
120kW

FST1200
FSH1200/20
Level 3 / Level 2
DC/AC Fast Charger
120kW(DC) & 22kW(AC)

FSP600
Level 3
DC Fast Charger
60kW (DC)

FSP1200
Level 3
DC Fast Charger
120kW (DC)

Charging Management Software

Meeting the segment needs with a suite of custom TURNONGREEN applications

Member-Facing Mobile Apps
(iOS, Android and Custom Dashboards)

Charge-Point Operator and Fleet
Management Dashboards

Our strategy is to be the supplier of choice across numerous markets that require high-quality power system solutions where custom design, superior product, high quality, time to market and competitive prices are critical to business success. We believe that we provide advanced custom product design services to deliver high-grade products that reach a high level of efficiency and density and can meet rigorous environmental requirements. Our customers benefit from a direct relationship with us that supports all their needs for designing and manufacturing power solutions and products. By implementing our proprietary core technology, including process implementation in integrated circuits, we can provide cost reductions to our customers by replacing their existing power sources with our custom design cost-effective products.

Our Products and Markets

Power System Products and Technology

Power System Solutions. At Digital Power, we provide a comprehensive range of highly integrated power systems designed to meet the diverse and precise needs of our customers. We offer high-performance power systems to achieve the highest levels of efficiency, flexibility, and scalability for customers that require innovative technologies and customized solutions for critical applications and life-saving services. We design, develop, and manufacture custom power systems to meet performance and/or form factor requirements that cannot be met with standard products. These power system solutions are designed to function reliably in the harsh environments associated with defense and aerospace applications, while also being utilized for applications ranging from industrial equipment to medical instrumentation. We use integrated circuits and digital signal processor technology in our products, including with respect to our customized firmware. Our products are highly adaptive and feature soft configurations that in order to meet the requirements of both our customers and our OEMs.

Our power system solutions include wide range of power switchers and power conversions products including but not limited to open-frame, Compact PCI, board-mount, rackmount, desktop, capacity charger, modular and custom power series. Our power conversion technology produces the highest industry power conversion efficiency result in the smallest form-factor and high-performance AC/DC power switchers and DC/DC power conversion products. These power switching products incorporate active power factor correction (“PFC”) and universal AC input, making them ideal for a range of global applications. Our products are being used in mission critical applications, lifesaving services in diverse markets including defense & aerospace, medical, telecommunications and industrial where high reliability, high efficiency and advance features are required while operating in harsh environment.

In most cases, when our customers contract with us to develop custom power solutions, these contracts will include two folds; non-recurring engineering (“NRE”) to charge our customers for custom product development and ii, multi-year, high-volume production and product sale contract of such custom developed product. These contracts result with high-margin, low competition and multi-years accurate sales plan while reducing our manufacturing costs. Although our customers pay for NRE, we maintain our intellectual property (“IP”) of the product we designed to allow us to secure the sale of such custom products through the lifetime of our customers customized application. We believe that this business model provides an incentive to our customers to be committed for long lifetime, ongoing and high-volume products’ orders.

Power Technology for High-Grade Power Products. We offer our feature rich based power rectifiers that support flexible configuration and high-grade design implementation. This includes innovative designs and implementation of digital power management improving power efficiently and customization of the product. It includes digital signal processor (“DSP”) controls for the power factor correction (“PFC”) and DC to DC conversing. The advanced power technology used in our products includes synchronous rectifiers, two-phase PFC, power management integrated circuits (“ICs”) and features such as hot plug capacity and intelligent current sharing. While some of our customers have special requirements that include a full custom design, other customers may require only certain electrical changes to standard power supply products, such as modified output voltages, unique status and control signals and mechanical repackaging tailored to fit the specific application. We offer a wide range of standard and modified standard products that can be easily integrated with any platform across our diversified market segments.

For example, our board mount converters are ideal for a range of consumer electronics, medical applications and industrial control applications. These AC-DC and DC-DC power supplies range from 10 to 9,000 watts, with operating temperatures from -40 to +85 degrees Celsius and include universal AC input and/or wide range of DC inputs that are widely used by our defense and aerospace customers and for uninterruptible power supplies (“UPS”) applications.

Value-Added Services. We also offer a range of AC-DC and DC-DC products that provide value to our customers due to the configuration we provide to fit each customer’s specific needs, which often require multiple voltage outputs. These custom products illustrate the benefits and flexibility of our modular approach to offer higher performance, higher power densities, lower costs and faster delivery than many competitive offerings. Our configurable products typically are used in a wide range of distributed power architecture implementations in defense and aerospace electronic systems, industrial and telecommunication applications, as well as medical and healthcare instrumentation and equipment. Such configurable products include our capacitor charger supplies, which support out powers from 50 watts to 9,000 watts, with configurable voltages from 500 volts to 3,000 volts.

Power System Markets

We sell our power systems as integrated solutions to our diverse customers for a wide range of applications in the global markets and sectors we serve, including medical and healthcare, defense and aerospace, and industrial and telecommunications. We also sell our products as stand-alone products to our commercial customers and, most recently, we have started to roll out our EV charger products to consumers. Our current commercial customer base consists of approximately 220 companies, which are served through our direct sales groups and our strategic partner channels. Our power supply products and related services sold through Digital Power accounted for all of our revenues in the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020. During these time periods, approximately 83.7%, 87.6% and 82.8% of our revenues, respectively, were generated from customers located in North America. During the six months ended June 30, 2022, revenues from Europe accounted for approximately 2.1% of our revenues and did not exceed 10% of our revenues in prior periods. The key industries for our products include:

Medical and Healthcare. Our power solutions are ideal for healthcare and medical applications that require a high level of reliability and performance due to their quality, output power and high-power density. Our power supplies meet the rigorous medical safety requirements and major industrial safety standards related to such products to major industrial safety standards, including the EN60601-1 safety standard and the 4th Edition EMC compliance requirements, and help medical device and system manufacturers speed compliance testing of their own products. Our qualification testing facilities are also approved by various safety agencies to test and qualify power products to be used in medical devices. We have obtained the medical quality management systems ISO 13485 certification to support rigorous design requirements and high-quality manufacturing of our medical power systems. Our medical power products help OEMs minimize the risk of encountering unexpected development problems outside of their own areas of expertise. The typical applications for our power products in the medical and healthcare industry include portable oxygen concentrators, patient monitoring systems, pulsed lasers drivers for dental and surgical treatment, DNA sequencers, medical beds and ultrasounds. Revenues from the medical and healthcare industry accounted for approximately 29%, 32% and 36% of all revenues received from our power supply products during the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, respectively.

Defense and Aerospace. We offer a broad range of rugged power solutions for the defense and aerospace market. These solutions feature the ability to withstand harsh environments. For more than 50 years, we have been providing rugged COTS products and custom power solutions designed end-to-end for military and aerospace applications. We offer a wide variety of units designed to comply with the most demanding United States and international MIL-STDs. Our military products meet all relevant military standards in accordance with the Defense Standardization Program Policies and Procedures. This includes specifications related to space, weight, output power, electromagnetic compatibility, power density and multiple output requirements, all of which we meet due to decades of experience held by our engineering teams. Certain of our products that are specifically designed, modified, configured or adapted for military systems are subject to the United States ITAR, which are administered by the U.S. Department of State. We obtain required export licenses for any exports subject to ITAR. Our defense manufacturing facilities are compliant with the international Quality Management System standard for the AS&D AS9100.

The typical applications for our power products in the defense and aerospace industry include mobile and ground communications, naval power conversion, automated test and simulation equipment for weapon systems, combat and airborne power supplies, radar arrays power source, tactical gyro position and navigation systems and active protection of tactical vehicles. Revenues from the defense and aerospace industry accounted for approximately 27%, 22% and 26% of all revenues received from our power supply products during the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, respectively.

Industrial and Telecommunications. We build products for custom and standard applications used in industrial and telecommunication markets and set the standard in flexibility, efficiency and reliability. Our compact, high-density and flexible power supplies and power converters allow optimal performance, boost functionality and decrease costs. Due to the breadth of our experience, our products have proven to easily meet stringent design requirements. Our industrial power solutions are designed to stand up to the extreme temperatures, input surges, vibration and shock found through uses such as industrial automation, material handling, industrial lasers, robotics, agriculture, oil, and gas, mining and outdoor applications. Our technology is designed for superior thermal management, reliability, EMI/EMC specifications and power density, with rugged performance that is typically unavailable in standard power supplies. The typical applications for our power products in the industrial and telecommunications industry include packaging equipment, laboratory and diagnostic equipment, industrial laser drivers, datacenter computing and turbomachinery control solutions. Revenues from the industrial and telecommunications industry accounted for approximately 44%, 46% and 38% of all revenues received from our power supply products during the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, respectively.

The EV Charging Industry and Trends

The market for BEVs and HEVs has experienced significant growth in the past five years, and we believe that growth will increase dramatically over the next five years. As the economic and environmental costs of fossil fuel burning automobiles increases each year, consumer demand for vehicles with greater fuel efficiency, greater performance and with lower or no environmental emissions has also increased. With a variety of federal, state and municipal incentive programs for both EV drivers and electric vehicle supply equipment (“EVSE”) infrastructure construction, we anticipate a significant increase in the demand for BEVs and HEV charging solutions at home, work and in public.

We believe that the industry trends for sustained growth are favorable for us. Multiple states and municipalities have set ambitious Zero Emission Vehicle goals for the next ten years. In order to meet these goals, mandates for EV sales have been established by states like California, New York, Oregon, Washington and others.  While at the same time, oil and gas prices continue to rise, EV battery technology continues to improve and become more affordable. The average consumer cost to acquire an EV declined 13.5% from 2018 to 2019 and continues to fall as more automobile manufacturers introduce new EV models to the market each year, notwithstanding the fact that EVs are generally remain more expensive than ICE automobiles.

Automobile and battery manufacturers have substantially increased their efforts to offer EVs at a wider range of price points and to develop batteries with higher efficiencies and lower costs. According to Reuters, more than $300 billion has been invested or is committed for investment in the next five to ten years by global automobile OEMs. These investments will expand and put into mass production the EV offerings and associated technologies from such OEMs and optimize the global EV supply chain. Efforts to date by OEMs have already lowered the upfront costs of EVs, and we expect further price reductions over the next several model years. Bloomberg New Energy Finance estimates that most EVs will reach upfront cost parity with ICE vehicles by 2023 on an unsubsidized basis. As measured in terms of total cost of ownership (“TCO”), certain classes of EVs already are at or below parity with their ICE counterparts. As overall EV costs decline, more car makes, and models will reach TCO parity with their ICE equivalents and the TCO advantage for other types of EVs will expand. According to the Electric Drive Transportation Association, sales of plug-in vehicles since introduction to the market in 2010 is over 500,000 and according to a third-party research firm, sales are expected to grow by a factor of 12 to over 4,000,000 in 2025. The cost to maintain an EV is half of what it costs to maintain an ICE automobile. The cost to add 200 miles of range to an ICE car is roughly twice the cost of its all-electric counterpart. As multiple market conditions are favorable for growth, we believe that the number of EVs on the road in 2025 will exceed 4,000,000.

EV charging demand is a direct result of the number of EVs operating during a given period, miles traveled by such EVs and the efficiency of such EVs. The current market for fulfilling charging demand is bifurcated between Level 1 and Level 2 charging and high-powered Level 3 DC fast charging (“DCFC”) devices. The demand for different charging types is a function of the EV mix, owner demographics, locational factors, charger availability, pricing and EV use cases (i.e., private ownership, rideshare, delivery and municipally-owned fleets). Lower-powered Level 1 and Level 2 charging are primarily used by EV owners with access to home, workplace and “play” charging, and currently account for the majority of personal EV charging. Level 2 charging is also used by certain fleets that have the ability to charge overnight, have a low daily mileage requirement and return to a centralized location daily. Current DCFC users primarily are drivers who need to charge away from home in central business districts, drivers who do not have access to home or workplace charging and high-mileage fleets that seek to minimize downtime and maximize miles traveled.

EV Charging Products

We formed TOGT in August 2021, following more than two years of engineering design and product prototypes, to provide EV drivers of all types with easy access to convenient, reliable and high-speed charging. We offer a Level 2 AC charging infrastructure for use in single family homes, multi-family unit developments, commercial retail properties and fleet environments. TOGT provides Level 3 DC fast charger infrastructure for high traffic, high density urban, suburban, exurban locations, and portable microgrid charging infrastructure. Our EV charging solutions are designed to address the expected rapid expansion of infrastructure required to support broad adoption of EVs globally. With more than 50 years of expertise in power technology, we provide EV charging solutions to enable the eMobility of tomorrow. Our innovative charging solutions produce a full charge for an EV with a 150-mile range battery in approximately 30 minutes. We provide a wide range of EV charging solutions, including a Level 2 AC charging product line compatible with the SAE J1772 standard, and a Level 3 DC fast charging product line compatible with the Combined Charging System Type 1 (“CCS1”) standard and the CHAdeMO standard.

The final barrier to widespread BEV and HEV adoption is the lack of EV charging infrastructure. We believe that the demand for EV charging is increasing each day. Utility companies are upgrading their grid infrastructure in preparation for the increased demand. We expect the demand from businesses, municipalities and individuals to outpace supply over the next five years, creating a highly favorable environment for EVSE companies. We therefore intend to generate revenues with TOGT primarily through the sale of networked charging hardware, combined with cloud-based services that provide consumers with the ability to locate, reserve, authenticate and transact EV charging sessions, which we refer to as our TOG Network or TOG Network Services. TOG Network Services, and an optional extended warranty, are billed as an annual subscription, and access to the network is available through each of our commercial charging ports. We expect that the revenue contribution for recurring TOG Network or extended warranty sales will equal the revenue contribution from one-time EV700, EVP700, EV1100 and EVP1100 charger sales for commercial use after approximately seven years. TOGT also offers a hardware portfolio powered by software, which cannot be accessed without a TOG Network charger-as-a-service (CaaS) subscription.

With a shared mission to do our part to fight climate change, our team strives to bring to established and emerging markets innovative solutions that provide value for the company and our stockholders. We provide green energy services to homeowners, business partners, and EV drivers, leveraging our highly efficient, flexible, and software-managed technologies to meet their needs for reliable and customized energy saving services. We benefit from newer technologies and by learning from the experience of our competition to offer smarter and better product and services to our markets.

Level 2 Charging Solutions for Single and Multi-Family Homes

Our Level 2 EV charging solutions for in-home usage feature the EV700, which is an ENERGY STAR certified state-of-the-art, plug and play SMART home charger that allows the addition of up to 200 miles of range in 8 hours of charging. Compatible with most EVs on the road today, including Tesla, the EV700 is an affordable upgrade to a standard Level 1 charger. The slim, modern design of the EV700 is ideal for installation in most garages and outdoor charging locations and comes equipped with standard NEMA 6-50, or optional NEMA 14-50, inlet plugs and works with a standard 200-240V appliance outlet, making it ideal for residential use. Additional key features of the EV700 include the following:

•	Compatibility with all EVs. The SAE J1772 charging connector that comes with the EV700 ensures compatibility with virtually all EVs, including Tesla models with the SAE J1772 adapters that are typically included with a Tesla purchase.

•	Savings with Every Charge. SMART features allow users to schedule charging an EV during off-peak hours using the EV700 Application on their I-Phone or Android Phone. The EV700 can add more than 200 miles of range overnight at an optimal cost.

•	Restrict Access in Public Areas. The EV700 can be passcode protected, so only the unit owner or authorized user can initiate a charging session by entering the code on the LCD touch screen or by using the EV700 APP. This feature was added to address the needs of multi-family unit dwellers, hotels and home rental companies.

•	SMART RFID Programmable. The EV700 can be activated using the RFID cards that are included with the unit. Additional RFID cards can be programmed by the unit owner to initiate a charge.

•	All-Weather Design. The rugged metal, all-weather enclosure of the EV700 makes it the ideal smart charger for year-round, indoor and outdoor use.

Level 2 EV Charging Solutions for Businesses

We offer the TOG EVP700 and EVP1100 series of Level 2 EV SMART charging stations for deployment on public, commercial and private properties such as the workplace, multifamily units, hospitality, retail and municipalities. Our Level 2 commercial EV charging solutions support multiple users at the same time and offer operators the flexibility to set rates, send push notifications to drivers, and manage power settings. These networked charging units, which are eligible for city, state, federal and utility rebate programs, are built to last and provide businesses with an edge in attracting EV drivers. Our chargers are also tested and certified by Occupational Safety and Health Administration nationally recognized testing laboratories TÜV Rheinland and Underwriters Laboratories according to ANSI/UL standards and add up to 200 miles of range in 6 to 8 hours of charge time. Additional key features with respect to these products include:

•	Charging Speed. Our Level 2 chargers provide charging speeds up to nine times faster than Level 1 chargers.

•	Safety and Quality. These chargers are both durable and compact for usage in indoor and outdoor installations.

•	Compatibility. We provide a built-in SAE J1772 connector for compatibility with virtually all EVs.

•	Open Charge Point Protocol. We enable our customers to collect payments and manage charging activities via the open charge point protocol.

Level 3 DC Fast Charging Solutions for Commercial Use

Our Level 3 DC Fast Chargers are state-of-the-art EV charging units built for speed. The addition of up to 200 miles of range in a minimal charging time of minutes is ensured with unique air-cooling technology and dynamic power management options. Eligible for city, state and federal rebate programs and compatible with most EVs on the road today, our Level 3 DC Fast Chargers can take an EV battery charge from 20% to 80% in less than 30 minutes on average.

Our Level 3 DC Fast Chargers were developed for commercial properties that include car rental locations, auto dealerships, hotels, grocery and convenience stores, gas stations and other retail establishments. The Level 3 DC Fast Chargers support multiple users at the same time and offer operators the flexibility to set rates, manage power settings, and generate revenue through charging and advertisements. Additional key features with respect to the Level 3 DC Fast Chargers include:

•	All-Weather Design. The rugged metal all-weather enclosure makes the Level 3 DC Fast Chargers ideal for year-round use.

•	Charging Speeds. The Level 3 DC Fast Chargers are capable of charging an EV to 80% in less than 30 minutes on average, which is up to 34x faster than a 7kW Level 2 charger.

•	Dual Charging Ports. The Level 3 DC Fast chargers allow up to two EVs to be charged simultaneously with up to 120kW per charging port.

•	Open Charge Point Protocol. Our customers can view earnings and manage machines using the TurnOnGreen Dashboard that is accessible upon purchase.

•	Compatibility. We offer both CHAdeMO and CSS1 connectors in any configuration combination to ensure compatibility with virtually all EVs, including Tesla models through use of the appropriate CHAdeMO or CCS1 to Tesla adaptor.

DC/AC Hybrid DC/AC Fast Charger

The TurnOnGreen AC/DC Hybrid is a cutting-edge EV charging station that produces both DC and AC charges. Designed for mixed fleet application, such as school bus depots or car rental depots, it includes up to two Level 3 DC charging ports compatible with both CCS1 and CHAdeMO standards, and up to two Level 2 AC charging ports compatible with the SAE J1772 standard. These products offer a unique air-cooling technology and dynamic power management system to deliver a state-of-the-art charging experience. The AC/DC Hybrid is also compatible with most EV models on the road today and can charge an EV battery from 20% to 80% in less than 30 minutes of charging time. Additional key features include:

•	All-Weather Design. The rugged metal all-weather enclosure of the AC/DC Hybrid chargers makes the products ideal for year-round outdoor use.

•	Dual Charging Ports. The AC/DC Hybrid enable customers to charge up to four EVs simultaneously with both high power Level 3 DC fast charging and Level 2 AC charging.

•	Charging Speeds. The Level 3 DC charging ports in the AC/DC Hybrid allows customers to charge an EV to 80% in less than 30 minutes on average.

•	Open Charge Point Protocol. As is the case with the Level 3 DC Fast Chargers, AC/DC Hybrid consumers may view earnings and manage machines using the TurnOnGreen Dashboard.

•	Compatibility. SAE J1772, CCS1 and CHAdeMO charging connectors are available with each charging station to ensure compatibility with virtually all EVs, including Tesla models with the appropriate CHAdeMO or CCS1 to Tesla adaptor.

EV Charging Revenue Model

EV Hardware Unit Sales. We recognize revenues through the sale of our charging solutions in the form of hardware sales, extended warranty purchases and recurring network subscriptions. We intend to employ various business models with customers for our EV charging unit sales based on which party bears the costs of installation, equipment and maintenance, and the relative percentages of the continuing, long-term revenue-sharing arrangement.

OEM Charging and Related Services. Through discussions with OEM partners, we are pioneering innovative revenue models to meet a wide variety of OEM objectives related to the availability of charging infrastructure and provisioning charging services for EV drivers. We are working with OEMs and their distribution networks to provide charging residential hardware and home installation services to drivers who have purchased or leased EVs who can also access our public network of chargers. This approach is designed to expand our residential and commercial charging infrastructure and to provide related services. We view our OEM relationships as a core customer-acquisition channel.

Retail Charging. We intend to sell electricity directly to EV drivers who access our publicly available networked chargers. We offer various pricing plans for customers. Drivers have the choice of charging either as members (with monthly fees and reduced per-minute pricing) through a subscription service, or as non-members. Drivers locate chargers through our mobile application, their vehicle’s in-dash navigation system, or third-party databases that license charger location information from us. We aim to install our chargers in parking spaces owned or leased by commercial or public entity site hosts that desire to provide our charging services at their locations. Commercial suite hosts include hotels, museums, wineries, retail centers, offices, medical complexes, airports and convenience stores. We believe that our offerings are well aligned with the goals of site hosts, as many commercial businesses increasingly view our charging capabilities as essential to attracting tenants, employees, customers and visitors, and to achieving sustainability goals. Site hosts will generally be able to obtain these benefits at no cost when partnering with us, as we are responsible for the installation and operation of chargers located on site host properties. In many cases, site hosts will earn additional revenue from license payments made by us in exchange for use of the sites.

Commercial Charging. High volume fleet customers, such as delivery services, auto dealerships, and rental car locations can install our charging infrastructure at selected locations as well as use our public network for opportunity charging when in transit. Pricing for charging services is to be negotiated directly between us and the fleet owner based on business needs and usage patterns of the fleet, and we will typically contract with and bill the fleet owner directly rather than the individual fleet drivers who utilize our chargers. Access to our public network enables fleet and rideshare operators to support mass adoption of transportation electrification and achieve sustainability goals while avoiding direct capital investments in charging infrastructure or the incurrence of operating costs associated with charging equipment.

TOG Management App and Dashboard

Our TOG Software Platform as a Service (“PaaS”) is a comprehensive eMobility charging station management system used for managing our charging supply equipment and network charging services. We enable EV drivers to easily manage their charging services, locate and access EV charging stations and pay for EV charging. We also provide custom mobile apps and a desktop dashboard, creating custom experiences for our users and partners. Our innovative application programming interface platform unlocks access to scalable EV charging features, such as the ability to push relevant coupons to drivers when they plug in, the ability to tie charging to loyalty programs, and the ability to submit proof-of-use information for rebates from state and utility programs. Additional key features related to our management system include:

•	Energy Cost Optimization. Our customers can manage the duration of the charge in order to control energy costs, avoid demand surcharges and take advantage of the lowest energy charges.

•	Simplification of Operations. Our management system simplifies the deployment, management and optimization of charging for fleet operations.

•	Usage Tracking. Through our management system, customers can consolidate transaction history, including mobile app sessions, Text & Go™️ sessions and RFID sessions.

•	24/7 Customer Support. Human customer service agent is available 24/7 through the in-app messaging or toll-free number that is provided.

•	Remote Updates. The management system enables remote updates to hardware, firmware and features over the internet.

Our Growth Strategies

We sell our power products and charging solutions in the form of hardware, recurring network subscriptions, extended warranty purchases and related services. We will continue to optimize our operating model, combining high quality power and charging hardware and related services with appealing business models for our customers. We believe that this approach creates significant customer network effects and provides the potential for recurring revenue. Key elements of our growth strategies include:

•	Continue to Innovate and Enhance Our EV Products. While maintaining our core business of power system solutions for our existing markets, we intend to support the growth of the company by continuing to release advanced, new power technologies with respect to our eMobility network and EV charging infrastructures. Specifically, we intend to take advantage of a significant increase in eMobility market opportunities that we expect to see over the next five to ten years for our non-networked and networked Level 2 chargers and our high-power DC fast charging solutions. We intend to invest in EV charging station components for use in connection with installations of charging solutions at customer sites. We will expand our eMobility charging services through our TurnOnGreen Served (“TOGS”) PaaS for commercial and fleet customers and continue to design and develop innovative products and services leveraging our knowledge of power electronics technology and advanced charging network management.

•	Develop Our Strategic Partnership Network. In order to achieve our goals – particularly with respect to the rapid deployment of our EV charging products – we will evaluate and enter into strategic partnerships that facilitate our ability to bring best-in-class solutions to a wider network of EV drivers than we would be able to reach on our own. Since the launch of TOGI, we have entered into several strategic agreements, including (i) Tesco Solutions LLC an Indiana based construction firm, (ii) Unique Electric Solutions, a New York based firm focused on re-powering school bus fleets, (iii) Best Western International, Inc. (“BWI”), a global network of hotels and resorts, headquartered in Phoenix, AZ, which includes more than 2,000 hotels in North America, (iv) CED National Accounts, headquartered in Irvine, CA, which provides turnkey solutions for EV chargers field deployment including site design, permitting, construction and installation, (v) Sunrise Hills Commercial, an association owns the facility used by the Tuolumne County Transportation Council of which support deployment of EV charger throughout the Tuolumne County and the Seaira corridor, and (vi) with EV-olution Charging Systems, a Canadian based EVSE distributor.

•	Expand within Existing Customers. We are focused on maintaining our customer retention model, which encourages existing customers to increase their utilization of our products and to renew their subscriptions due to the expansion of our network. We expect additional growth to result from the breadth of ecosystem integrations that are enabled through our TurnOnGreen Network. This eMobility network would integrate platforms such as in-vehicle infotainment systems, consumer mobile applications, payment systems, mapping tools, home automation assistants, fleet fuel cards and residential utility programs.

•	Make Opportunistic Investments in Marketing. We intend to continue to aggressively market and sell our core power products through our existing domestic and international markets, with an emphasis on the North American market. We also intend to generate revenues by our eMobility charging services through various partnership and business models to reach new customers, in each case coordinated through our dedicated sales groups.

•	Pursue Strategic Business Acquisitions for Growth. Through selective acquisitions of, or investments in, complementary businesses, products, services and technologies in the power system solutions and EV charging industries, we aim to broaden our existing product and technology base, build on our long-standing industry relationships and enhance our ability to penetrate new markets. Along with our controlling stockholder, we are experienced at evaluating prospective operations in order to increase efficiencies and capitalize on market and technological synergies. We currently have no commitments or agreements with respect to any such acquisitions or investments.

•	Cooperative Partnerships with Site Hosts. Partnering with commercial property owners to expand public charging infrastructure is a key driver of revenue for the Company. Working with select hotels, golf courses, museums, hospitals, universities, and other high volume long dwell time EV destinations through revenue sharing agreements, we offer to fund and build the EV charging infrastructure while operating the EV chargers and retaining the majority of the revenue generated through energy use sales for a contracted period of time. Under the cooperative model, the company can recoup infrastructure costs through grant and rebate programs, energy sales, and or the sale of carbon credits generated through the use of accredited machines.

Sales and Markets

We sell and market our products through a variety of sales channels. Our direct sales groups are dedicated to developing commercial and fleet sales in well-defined customer segments in specific geographic regions. Our channel partners, which include independent manufacturer representatives and distributors focus on e-commerce and business-to-business sales.  Our sales and marketing efforts target specific verticals and territories that we believe will have the highest demand for EVSE over the next five to ten year period. Our segment-based sales strategy focuses on regional priorities where demand is highest, strategic partnerships in commercial real estate development and business development projects that provide ongoing revenue to EV owners.

We have an internal marketing team that has built a digital and social media marketing program to increase brand awareness, product promotion and product sales. We have a variety of digital assets that can be easily shared across multiple platforms to help us scale sales quickly. We plan to market directly to consumers through our software applications, e-commerce platforms and digital advertising campaigns. We will also work across channels to help our distribution partners market our products and services by utilizing their ecommerce and social platforms.

Revenues of approximately $2.1 million, $5.3 million and $5.4 million, or 96.4%, 99.7% and 100%, of total revenues were attributable to power electronics products under various OEM agreements in the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, respectively. Two customers accounted for more than 10% of our total revenues during each of these periods.

Manufacturing and Supplies

Consistent with our strategy of focusing on custom designed, high-grade, flexible and configurable products to support our diverse applications in the markets we serve, we aim to maintain a high degree of flexibility in our manufacturing through the use of strategically focused contract manufacturer partners. These partnerships give us access to new markets and benefit our production processes, which are designed for high-mix and fast-line-charge and take advantage of technologies such as electronically controlled operating instructions, automated pick and place, automatic optical inspection and automatic testing. To achieve our high-quality and low-cost manufacturing goals with labor-intensive products, we have entered into strategic manufacturing agreements with certain contract manufacturers in the United States and Asia.

We strive to bring low cost and fast delivery production to our customers in a way that limits the impact on the natural environment. Our Asia manufacturing capabilities have provided the opportunity to not only sell but also manufacture high quality, energy efficient power systems for our global customers, with recognized standards, that we control and audit. We demonstrate through our manufacturing partners our attitude to the environment by holding our partners accountable for certain environmental-friendly standards for their manufacturing facilities. We are also continually improving our internal processes and monitoring the processes of our contract manufacturers to ensure the highest quality and consistent manufacturing of our power product solutions so that our customers can use our products right out of the box. Customer specific testing services are offered with custom designed test standards to simulate operation within our customer applications.

We are in compliance with international safety standards, which is critical for every application. By obtaining the ISO 9001 quality management system, we seek to offer total quality at every stage, from in-house design to manufacturing facilities around the world. Our contract manufacturing partners are also in compliance with such international safety standards and maintain the same ISO 9001 quality management system, as well as the ISO 14001 environmental management system, the ISO 13485 medical management system and the AS&D AS9100 quality management system. Such standards are the cornerstones of our integrated management system to drive continuous improvement of our product quality.

We maintain multiple sources of supply on all critical items and manage our purchasing commitments on a worldwide basis to leverage our purchasing strength. However, the COVID-19 pandemic could impact our supply chain for components we need for the products we sell, particularly as a result of mandatory shutdowns in locations where such components are manufactured or held for distribution.

Product Design and Development

Our product design and development efforts are primarily directed toward developing new products in conjunction with our strategy of continuing to introduce advanced product solutions for the markets we serve and to expand our business into emerging markets based on our disruptive power technology.

Our engineering groups are strategically located around the world to facilitate communication with, and access to, our worldwide customer base and manufacturing facilities. This collaborative approach facilitates partnerships with customers for technical development efforts and enables us to develop technological products that support complex and evolving markets such as eMobility, cloud computing, military and aerospace. On occasion, we execute non-disclosure agreements with customers to help develop proprietary, next generation products designed for rapid deployment. We also sponsor memberships in technical organizations that allow our engineers to participate in developing standards for emerging technologies. We believe that this participation is critical in establishing credibility and a reputable level of expertise in the marketplace, as well as to position us among industry leaders in new product development.

Our internal product design and development programs have also been augmented by third party development programs with engineering partners to achieve the best technological and product design results for specific customer product applications. In June 2021, we entered into a partnership agreement with ChargeLab, Inc. to design, build and publish cross-platform mobile experiences for residential and commercial end-users of our EV chargers. Under this agreement, ChargeLab will support us in the pre-production stage of our EV charging products by performing testing sessions to ensure and validate solid firmware compliance with the Open Charge Point Protocol.

When required, we modify standard products to meet specific customer requirements. Such modifications include, but are not limited to, redesigning commercial products to meet MIL-STD requirements for military applications based on COTS products and to meet other customized product requirements. We continually seek to improve our product power density, adaptability and efficiency, while attempting to anticipate changing market demands for increased functionality, such as PFC controlled digital signal processors, customized firmware and improved electromagnetic interference (“EMI”) filtering. We also continue to attempt to differentiate all of our products from commodity-type products by enhancing, modifying and customizing our existing product portfolio through our engineering integrating laboratory located in California.

The development of our new custom and emerging product solutions is driven by our ability to provide our customers with advanced technologies that meet their product needs within a short turnaround time at a competitive price point. We believe that we are successfully executing our strategic account focus, as evidenced by the award of second and third generation product development contracts from some of our customers. In addition, our standard contract for custom power solutions includes a multi-year high-volume production forecast that could allow us to secure long-term production guarantees while providing an environment that promotes the development of our IP portfolio.

Product design and development expenditures were approximately $0.5 million, $0.5 million and $0.3 million in the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, respectively. The significant increase in product design and development in the most recent period was due to costs incurred related to the development of our EV charging products.

Key Design Consideration for Safety Compliance

TOG’s EVSE product line (product) complies with several safety requirements and regulations to ensure electric safety and prevent hazardous accidents, in which safety requirements for the EV supply equipment and the EV battery. To facilitate the safety requirements in our EVSE product line, key requirements of electrical safety are presented. These crucial design rules implemented in our products including functional requirements, constructional requirements, personal protection against electric shock, insulation coordination, electromagnetic compatibility and charging control were implemented to fulfil the electrical safety completely.

To meet national and international safety standards requirements, we use step design methodology including product design review, product testing, approval, certificate, and listing. To obtain the safety certification for our EVSE product, we designed the product to by compliance with the safety requirements and standards for North America. The major standards reflected in our EVSE product are listed below:

•	UL 2202 - Electric Vehicle Charging System Equipment (AC to DC)
•	UL 2594 - Electric Vehicle Supply Equipment (AC to AC)
•	UL 9741 - Bidirectional Electric Vehicle (EV) Charging System Equipment
•	UL 2231-1 - Personnel Protection Systems for Electric Vehicle Supply Circuits – General Requirements
•	UL 2231-2 - Personnel Protection Systems for Electric Vehicle Supply Circuits – Protective Devices for Use in Charging Systems
•	UL 2251 - Electric Vehicle Plugs, Receptacles and Couplers
•	Electromagnetic compatibility (EMC) - Requirements FCC part 15 subpart B
•	National Electrical Code (NEC) Article 625 - Vehicle Charging System

Electric shock hazard, fire hazard and injury hazard are three major concerns for all EV charging systems address by the various standards. TOG corresponding design of our EVSE product considering these standard requirements to prevent above-mentioned hazards. To assure we design and manufacture safe charging equipment, we compliance with the major standards and we have implemented crucial design rules to meet these requirements for the different element of our EVSE product include construction of exterior and interior, personal protection against electric shock, insulation coordination, electromagnetic compatibility, charging control, and the like.

Competitive Strengths and Competition

We offer highly engineered, feature-rich, high-grade power conversion and power system solutions on a global scale. We believe that we differentiate ourselves from our competition and have been able to grow our business as a result of the following key competitive strengths:

•	Custom-Made Products. We have designed our base model power system platform so that it can be quickly and economically adapted to the specific power needs of any hosting platform or OEM, which minimizes the time between customer consultation and delivery of the products.

•	Specialized Technical Expertise. We benefit from more than 50 years of expertise in power technologies and energy management. This has given us a wealth of experience in designing and manufacturing AC/DC power conversion solutions, and positions us to benefit from the ongoing transformation towards eMobility with smarter and greener EV charging infrastructure solutions.

•	Diverse Product and Customer Base and Revenue Streams. We have a diverse power supply product and customer base. With our growing EV charging solution segment, we will receive additional revenue streams through a range of different sources such as energy sales, hardware sales, network management services, advertising sales and energy services. We will also offer customers a variety of business model options, particularly with respect to our EV charging solution installation and maintenance services.

•	Minimal Non-Recurring Engineering Expenses. Our ability to seamlessly modify our base model power system platform to produce bespoke products for our customer needs results in minimal NRE expenses, meaning that we generally avoid charging our OEM customers for such NRE expenses.

•	Emphasis on Product Design Development Efforts. We have strategically deployed engineering groups around the world to facilitate communication with and access to our global customer base and manufacturing facilities. This enables us to develop cutting-edge products to support highly complex and evolving markets such as eMobility, cloud computing, military and aerospace.

We compete in two operating segments, power solutions and EV charging solutions.

Power Electronic Segment. Our competition in the power solutions industry includes many companies located throughout the world. Many of our competitors, including Bel Fuse, Artesyn Embedded Technologies, TDK-Lambda, Delta Electronics, Murata and Mean-Well Power Supplies, have greater fiscal and marketing resources and a more expansive geographic presence than we do. We also face competition from current and prospective customers who may decide to internally design and manufacture power supplies needed for their products. Further, certain larger OEMs tend to contract only with larger power supply manufacturers. We believe that our power system solutions and advanced technology are superior to our competitors’ power supplies based in part on our use of the latest power technology processing and controls, which make our power supplies highly customized and efficient. In addition, we believe the power-to-volume ratio makes our power solutions more compact compared to what is offered by our competitors and is suitable for custom infrastructures to meet our customers’ requirements.

Notably, the flexibility of our power system products provides us with another advantage by employing an adjustable power range and a selectable number of output product design platforms. We believe that we are in a competitive position with our targeted customers that need a high-quality, compact product that can be readily modified to meet specific requirements. We have also designed the base model power system platform so that it can be quickly and economically modified and adapted to the specific power needs of any hosting platform or OEM. This emphasis on flexibility has allowed us to provide samples of modified power systems to OEM customers only a few days after initial consultation. This is an important capability given the emphasis placed by OEMs on “time to market.” It also results in very low NRE expenses, which allow us generally not to charge our OEM customers for NRE expenses related to tailoring a power system to a customer’s specific requirements. We believe that this approach gives us an additional advantage over our competitors, many of which charge their customers for NRE expenses.

Electrical Vehicle Supply Equipment and Network Segment. Our EVSE business segment competes directly with several companies in the North American market. We expect to face competition across multiple verticals in the future as demand for EVSE increases. The EV charging market has grown significantly over the past five years and can be divided into the three following macro segments:

•	Public open network Level 2 and Level 3 charging;

•	Commercial fleet closed network charging; and

•	Residential single and multi-family home charging.

Growth in the North American market has primarily been driven by a subset of companies including Tesla, ChargePoint, Blink Charging, EVGO, Electrify America, and Sema Connect. These companies primarily focus on the growth of public open network charging solutions but are increasingly diversifying into commercial and residential closed network sales. The EVSE competitive market is fragmented, and not necessarily aligned with the EV needs of tomorrow. As EVSE charging standards are established and the market is consolidated, we expect that the competitive landscape will favor our approach to market segmentation, strategic partnerships and product development. EV driver charging behavior indicates that residential and commercial closed network charging are the areas with the most potential for growth, as an estimated of 85% of EV drivers charge at home or at work.

The competitive landscape for closed network residential EVSE sales can be found in the ecommerce segment, where there are several product and class competitors that vary in size and market reach. This segment is primarily driven by purchasing decisions that are dictated by price, consumer reviews and product features. Competitors will likely consolidate in the future to establish larger open charging networks, cooperative relationships with OEM’s, and other EVSE product-based companies. As new alliances emerge in the market, EVSE manufactures that have greater market share, access to more dynamic and user-friendly software and hardware will put us at a competitive disadvantage. If we are slow to adapt to changing market conditions and EV innovations our growth will be limited, which would negatively affect our ability to scale business and operations.

Intellectual Property and Proprietary Technology

We rely on a combination of trade secrets, industry expertise, confidential procedures and contractual provisions to protect our intellectual property. Given the continuous updates and revisions that we are making to our products, we believe that the cost of obtaining patents would outweigh the benefits of doing so. However, we may seek to obtain patents in the future as we continue to develop unique core technologies.

We do not patent technology developed by us and we cannot be sure that others will not independently develop the same or similar technology or otherwise obtain access to our technology. To protect our rights in these areas, we require all employees, consultants and others who work for or with us to enter into confidentiality agreements. We cannot be sure, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other information in the event of any unauthorized use, misappropriation or disclosure.

We have a registered trademark with the United States Patent and Trademark Office and the International Register of Marks maintained under the Madrid Agreement and Protocol for “DP Digital Power Flexible Power”. In February 2021, we submitted an application for the trademark “TurnOnGreen, Inc.” to the United States Patent and Trademark Office. This application remains pending.

Currently we are not planning to apply for a protected patent for some of the products we have developed for EV charging supply equipment. However, we will maintain the IP of the proprietary products and solutions we developed for the eMobility market and some other adjacent markets. We periodically monitor for infringements on our intellectual property and have never encountered such an infringement. We do not believe that our lack of patents is material to our ongoing business.

Environmental Matters and Other Government Regulations

Our businesses are heavily regulated in most of our markets. We handle power electronics products mainly in the form of power conversion. We must take into account several standards for electronic safety to protect the health of humans and animals. We serve diverse markets including automotive, medical and healthcare, defense and aerospace, and industrial and telecommunications, each of which has its own set of their safety regulations and standards with which we must comply. Compliance with these laws has not been a material cost to us and has not had a material effect upon our capital expenditures, earnings or competitive position.

Environmental Matters. We are subject to various federal, state local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We continually assess our compliance status and management of environmental matters to ensure that our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. Because we typically use third party manufacturing sources for our products, compliance with these laws has not been a material cost to us and has not had a material effect upon our capital expenditures, earnings or competitive position.

Government Contracts. The U.S. government and foreign governments may terminate any of our government contracts at their convenience, as well as for default based on our failure to meet specified performance requirements. If any of our U.S. government contracts were to be terminated for convenience, we would generally be entitled to receive payment for work completed and allowable termination or cancellation costs. If any of our government contracts were to be terminated for default, generally the U.S. government would pay only for the work that has been accepted and could require us to pay the difference between the original contract price and the cost to re-procure the contract items, net of the work accepted from the original contract. The U.S. government can also hold us liable for damages resulting from the default.

Medical Device Power Supplies. Our medical power supplies must incorporate one or more means of protection (“MOP”) to avoid electrocution. A MOP can be safety insulation, a protective earth, a defined creepage distance, an air gap (clearance) or other protective impedance. These can be used in various combinations – having two MOPs means if one fails, there is another in place. We must comply with a standard that treats operators and patients, resulting in the classifications “means of operator protection” and “means of patient protection.” The latter requirements are more stringent because the patient may be physically connected via an AP and unconscious when the fault occurs.

 Non-U.S. Sales. Our non-U.S. sales are subject to both U.S. and non-U.S. governmental regulations and procurement policies and practices, including regulations relating to import-export control, tariffs, investment, exchange controls, anti-corruption and repatriation of earnings. Non-U.S. sales are also subject to varying currency, political and economic risks.

Human Resources

As of June 30, 2022 we have approximately 18 full-time employees and two part-time employees, of whom two were in engineering, three in production, seven in sales and marketing, three in customer support and eight in general and administrative. Our employees are not covered by any collective bargaining agreements. We consider relations with our employees to be good.

We believe that we have been successful in attracting experienced and capable personnel. All of our employees have entered into agreements with our company or BitNile requiring them not to disclose our proprietary information, assigning to us all rights to inventions made during their employment and prohibiting them from competing with us.

Backlog

As of June 30, 2022 and December 31, 2021, our backlog was approximately $6.0 million and $4.0 million, respectively, compared with $3.4 million and $2.9 million as of June 30, 2020 and December 31, 2020, respectively. Due to the nature of our manufacturing process and customer base, we purchase and ship products to our customers without experiencing a significant backlog and recognize revenue at a point in time when goods are transferred.

Properties

We lease our executive offices in Milpitas, California. Our total rent expense for this office, which consists of 31,165 square feet, is $67,000 per month. Our current lease expires on January 31, 2026.

Legal Proceedings

The Company is involved in litigation arising from other matters in the ordinary course of business. We are regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. We record a liability when we believe that it is probable that a loss has been incurred and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be estimated, we disclose the reasonably possible loss. We evaluate developments in our legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and make adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

With respect to our other outstanding matters, based on our current knowledge, we believe that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on our business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the following risks and all other information set forth in this Current Report before deciding to invest in our common stock. If any of the events or developments described below occurs, our business, financial condition and results of operations may suffer. In that case, the value of our common stock may decline and you could lose all or part of your investment.

You should consider each of the following risk factors and any other information set forth in this Current Report and the other reports filed by the Company with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to the Company, or that the Company currently considers immaterial, may also impair its business or operations. If any of the following risks actually occurs, our business and financial condition, results or prospects could be harmed. Please also read carefully the section entitled “Note About Forward-Looking Statements” at the beginning of this Current Report.

Risks Related to the Company and Its Financial Condition

TurnOnGreen has a history of annual net losses which may continue and negatively impact its ability to achieve its business objectives.

As of June 30, 2022, we had cash of $0.3 million and working capital of $2.4 million. We have incurred recurring losses, anticipate continuing losses, and reported losses for the six months ended June 30, 2022 and the years ended December 31, 2021, and 2020 of $1.9 million, $1.8 million and $0.6 million, respectively. In the past, we have financed our operations principally through investment by BitNile, our current parent company. There can be no assurance that, even if our revenues increase, future operations will result in net income.  Our failure to increase our revenues or improve our gross margins will harm our business.  We may not be able to sustain or increase profitability on a quarterly or annual basis in the future.  If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer.  The prices we charge for our products may decrease, which would reduce our revenues and gross margins and harm our business.  If we are unable to sell our products at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products from which we can derive additional revenues, our financial results will suffer.

TurnOnGreen’s business model will continue to evolve as we focus on our EV charging operating segment, which will increase the complexity of our business.

Our business model has evolved in the past and will continue to do so as we focus on our EV charging operating segment. In prior years we have added additional types of services and product offerings and in some cases, we have modified or discontinued those services and product offerings. We intend to continue to try to offer additional types of products or services, including with respect to our EV charging products and services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We will need, but may be unable to obtain, funding on satisfactory terms, which could dilute our stockholders and investors, or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, it is extremely unlikely that we will be able to generate any significant cash from our operating activities in the foreseeable future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to our common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants may cause an event of default and acceleration of the obligation to pay the debt, which would have a material adverse effect on our business, prospects, financial condition and results of operations and we could lose our existing sources of funding and impair our ability to secure new sources of funding. You should not assume that BitNile will support us financially in the future. There can be no assurance that we will be able to generate any further investor interest in our securities or other types of funding, in which case you would likely lose the entirety of your investment in us.

Our acquisition growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that they are unable to achieve the anticipated cost efficiencies or reduction of losses.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

In the event that we acquire other entities in the future, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by several inherent risks, including, without limitation, the following:

•	If senior management and/or management of future acquired companies terminate their employment prior to our completion of integration;
•	difficulty of integrating acquired products, services or operations;
•	integration of new employees and management into our culture while maintaining focus on operating efficiently and providing consistent, high-quality goods and services;
•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	unanticipated issues with transferring customer relationships;
•	complexity associated with managing our combined company;
•	difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	effect of any government regulations which relate to the business acquired; and
•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unsuccessful in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified. If we fail to satisfactorily address them, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our business and operations are growing, and if we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

There is no assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our goods. Assuming we obtain sufficient funding to increase our production capacity, any projects to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

If we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected.

The markets in which we operate are characterized by technological changes. Such changes, including evolving industry standards, changes in customer requirements and new product introductions and enhancements, could render our products obsolete. Accordingly, we are required to constantly monitor and anticipate technological changes in our industry and develop new product offerings and technologies or adapt or modify our existing offerings and technologies to keep pace with technological advances in our industry and remain competitive.

Our ability to implement our business strategy and continue to grow our revenues will depend on a number of factors, including our continuing ability to:

•	identify emerging technological trends in our current and target markets;
•	identify additional uses for our existing technology to address customer needs in our current and future markets;
•	enhance our offerings by adding innovative features that differentiate our offerings from those of our competitors; and
•	design, develop, manufacture, assemble, test, market and support new products and enhancements in a timely and cost-effective manner.

We believe that, to remain competitive in the future, we will need to continue to invest significant financial resources in developing new offerings and technologies or to adapt or modify our existing offerings and technologies, including through internal product design and development, strategic acquisitions and joint ventures or other arrangements. However, these efforts may be more costly than we anticipate and there can be no assurance that they will be successful.

To the extent our customers adopt such new technology in place of our products, the sales of our products may be adversely affected. Such competition may also increase pricing pressure for our products and adversely affect the revenues from such products.

Our future success depends upon our ability to develop, and market differentiated, leading-edge power conversion products for larger customers as well as off-grid power generation and distribution technologies, potentially contributing to lengthy product development and sales cycles that may result in significant expenditures before revenues are generated.

The power system industry and the industries in which many of our customers operate are characterized by intense competition, rapid technological change, quickened product obsolescence, and price erosion for mature products, each of which could have an adverse effect on our results of operations. The development of new, innovative products is often a complex, time-consuming and costly process involving significant investment in research and development, with no assurance of return on investment. Although we have introduced many products over recent years, there can be no assurance we will be able to continue to develop and introduce new and improved products and power system concepts in a timely or efficient manner. Similarly, there can be no assurance that recently introduced or future products will achieve customer acceptance.

Our success depends substantially upon customer acceptance of our innovative products and services. As we have been in the early stages of market penetration for our EVSE infrastructure and eMobility service, we have experienced lengthy periods during which we have focused our product development efforts on the specific requirements of a limited number of large customers, followed by further periods of delay before meaningful purchase orders are received. As a result, we may incur significant product development expenses, as well as significant sales and marketing expenses, before we generate the related revenues for these products.

We cannot offer any assurance that the markets we currently serve will grow in the future, our power products, including EVSE infrastructure and services, will meet respective market requirements, or we can maintain adequate gross margins or operating profits in these markets.

Our results will depend on our ability to maintain and expand our existing sales channels and to build out our marketing, business development and sales functions.

To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Currently, we have a limited sales force focused on establishing relationships with customers that we expect to expand over time. We have historically relied on key executives to drive growth through return business with existing customers. Building out marketing, business development and sales functions in all operating subsidiaries is critical to drive significant growth in line with our strategic plans. We plan to contract for marketing services to improve our websites, manage public relations and optimize our social media presence. Failure to recruit and retain the business development and sales personnel to execute on outreach and capture of new business, or the failure of those new hires or marketing services to perform as expected, will limit our ability to achieve our growth targets.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues.

We currently depend upon a few major OEMs and other customers for a significant portion of our revenues. Given the nascent stage of the industry, a limited number of contractual commercial customers and OEM partners currently account for a substantial portion of our income. Our operating projections are currently contingent on our performance under our commercial contracts with medical and healthcare, defense and aerospace, and industrial and telecommunications customers. We expect that a majority of our sales outside of our new eMobility market may continue to come from a concentrated number of commercial customers and OEM partners. We expect a substantial portion of our revenues in the near future to be from our eMobility market and as a result, to be subject to any risks specific to those entities and the jurisdictions and markets in which they operate, including their ability to develop a portfolio of EV charging infrastructure models and attract customers for those models. We may be unable to accomplish our business plan to diversify and expand our customer and OEM partner base by attracting a broad array of customers and OEM partners, which could negatively affect our business, results of operations and financial condition.

If our major OEM customers reduce or cancel their orders scaling back some of their activities, our revenues would be significantly reduced. Further, diversions in the capital spending of certain of these customers to new network elements have and could continue to lead to their reduced demand for our products, which could, in turn, have a material adverse effect on our business and results of operations. If the financial condition of one or more of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result. We are dependent on the electronic equipment industry, and accordingly will be affected by the impact on that industry of current economic conditions.

Substantially all of our existing customers are in the electronic equipment industry, and they manufacture products that are subject to rapid technological change, obsolescence and large fluctuations in demand. This industry is further characterized by intense competition and volatility. The OEMs serving this industry are pressured for increased product performance and lower product prices. OEMs, in turn, make similar demands on their suppliers, such as our company, for increased product performance and lower prices. Such demands may adversely affect our ability to successfully compete in certain markets or our ability to sustain our gross margins.

We anticipate growing international sales for a portion of our revenues, for which there can be no assurance.

Sales to customers outside of North America accounted for 16.3%, 12.4%, and 17.2% of revenues for the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020, respectively, and we expect that international sales will represent an increasing portion of our total revenues. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable and currency restrictions.

Our backlog is subject to reduction and cancellation and unavailability of raw materials used in our products, which could negatively impact our revenues and results of operations.

Backlog represents products or services that our customers have committed by contract to purchase from us. Many of the orders that comprise our backlog may be canceled by our customers, and we cannot be certain that the amount of our backlog does not exceed the level of orders that will ultimately be delivered. Moreover, cancellations of purchase orders or reductions of product quantities in existing contracts could substantially and materially reduce backlog and, consequently, future revenues. Our failure to replace canceled or reduced backlog could negatively impact our revenues and results of operations. Further, disruption in supply chain of electronic components and material parts used as raw materials in our products may affect our ability to manufacture products which could substantially reduce backlog.

Although we depend on sales of our legacy products for a meaningful portion of our revenues, these products are mature, and their sales will decline.

A relatively large portion of our sales have historically been attributable to our legacy products. We expect that these products may continue to account for a meaningful percentage of our revenues for the foreseeable future. However, these sales are declining. Although we are unable to predict future prices for our legacy products, we expect that prices for these products will continue to be subject to significant downward pressure in certain markets for the reasons described above. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to expand our customer base, to increase unit sales volumes of these products and to successfully, develop, introduce, and sell new products such as custom design and value-added products. We cannot assure you that we will be able to expand our customer base, increase unit sales volumes of existing products or develop, introduce and/or sell new products.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Amos Kohn, our Founder and Chief Executive Officer, Marcus Charuvastra, our President and Chief Revenue Officer, Douglas Gintz, our Chief Technology Officer, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into an employment agreement with Mr. Kohn and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

If we are unable to identify, attract, train and retain qualified personnel, especially our design and technical personnel, our business and results of operations would be materially and adversely affected, and we may not be able to effectively execute our business strategy.

Our performance and future success largely depends on our continuing ability to identify, attract, train, retain and motivate qualified personnel, including our management, sales and marketing, finance and in particular our engineering, design and technical personnel. For example, we currently have limited number of qualified personnel for the assembling and testing processes. We do not know whether we will be able to retain all these personnel as we continue to pursue our business strategy. Our engineering, design and technical personnel represent a significant asset. The competition for qualified personnel in our industry is intense and constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key engineering, design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

Our technology is generally unpatented, and others may seek to copy it.

We operate in an industry in which the ability to compete depends on the development or acquisition of proprietary technologies that must be protected to preserve the exclusive use of such technologies. We devote substantial resources to establish and protect our proprietary rights. This protection, however, may not prevent competitors from independently developing products similar or superior to ours. We may be unable to protect our IP that competitors could restrict or replicate, all of which may have a material adverse effect on our competitive position. In addition, the intellectual property laws of foreign countries may not protect our rights to the same extent as those of the United States.

We generally do not patent technology developed by us and we cannot be sure that others will not independently develop the same or similar technology or otherwise obtain access to our technology. To protect our rights in these areas, we require all employees, consultants and others who work for or with us to enter into confidentiality agreements. We cannot be sure, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other information in the event of any unauthorized use, misappropriation or disclosure.

Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

Our insurance coverage and indemnity may be insufficient to cover potential liabilities we may face due to the risks inherent in the products and services we provide.

We are exposed to liabilities that are unique to the products and services we provide. A significant portion of our business relates to designing, developing and manufacturing, components, integrated assemblies and subsystems for advanced defense, medical, transportation, industrial, technology and communications systems and products. New technologies associated with these systems and products may be untested or unproven. Components of certain of the defense systems and products we develop are inherently dangerous. Failures of satellites, missile systems, air traffic control systems, homeland security applications and aircraft have the potential to cause loss of life and extensive property damage. In most circumstances, we may receive indemnification from the government end users of our defense offerings in the United States, the United Kingdom and Israel. In addition, failures of products and systems that we manufacture or distribute for medical devices, transportation controls or industrial systems also have the potential to result in loss of life, personal injury and/or extensive property damage.

While we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs from an accident or incident. It also is not possible for us to obtain insurance to protect against all operational risks and liabilities. Substantial claims resulting from an incident in excess of government indemnity and our insurance coverage would harm our financial condition, results of operations and cash flows. Moreover, any accident or incident for which we are liable, even if fully insured, could negatively affect our standing with our customers and the public, thereby making it more difficult for us to compete effectively, and could significantly impact the cost and availability of adequate insurance in the future.

Risks Related to Our EV Charging Business and the EV Charging Industry

We are dependent upon our and our contract manufacturers’ ability to timely procure electronic components.

Because of the global economy, many raw material vendors have reduced capacities, closed production lines and, in some cases, even discontinued their operations. As a result, there is a global shortage of certain electronic or mineral components, which may extend our production lead-time and our production costs. Some materials are no longer available to support some of our products, thereby requiring us to search for cross materials or, even worse, redesign some of our products to support currently available materials. Such redesign efforts may require certain regulatory and safety agency re-submittals, which may cause further production delays. While we have initiated actions that we believe will limit our exposure to such problems, the dynamic business conditions in many of our markets may challenge the solutions that have been put in place, and issues may recur in the future.

In addition, most of our products are manufactured, assembled and tested by third party subcontractors and contract manufacturers located in Asia, and particularly China. While we have had relationships with many of these third parties in the past, we cannot predict how or whether these relationships will continue in the future. In addition, changes in management, financial viability, manufacturing demand or capacity, or other factors, at these third parties could hurt our ability to manufacture our products.

We may not be able to procure necessary key components or raw materials, or we may purchase excess raw material inventory or unusable inventory, which increases the risk of reserve charges to reduce the value of any inventory deemed excess or obsolete, thereby reducing our profitability.

The power systems industry, and the electronics industry as a whole, can be subject to pronounced, lengthy business cycles and otherwise subject to sudden and sharp changes in demand. Our success, in part, is dependent on our ability to forecast and procure inventories of components and materials to match production schedules and customer delivery requirements. Many of our products require raw materials supplied by a limited number of vendors and, in some instances, a single vendor. During certain periods, key components or materials required to build our products may become unavailable in the timeframe required for us to meet our customers’ needs. Our inability to secure sufficient raw materials to manufacture products for our customers has reduced, in the past, our revenue and profitability and could do so again.

We may choose, and have chosen, to mitigate our inventory risks by increasing the levels of inventory for certain products, components and materials. Such increased inventory levels may increase the potential risk for excess or obsolete inventories, should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets, leading to order cancellation. If we identify excess inventory or determine certain inventory is obsolete, we likely will record additional inventory reserves (i.e., expenses representing the write-off of the excess or obsolete inventory), which could have an adverse effect on our gross margins and on our operating results.

We depend on international operators for a substantial portion of our components and products.

We purchase a substantial portion of our components from foreign manufacturers and have a substantial portion of our commercial products assembled, packaged and tested by subcontractors located outside the United States. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on our business, financial condition, and/or operating results.

Potential tariffs or a global trade war could increase the cost of our products, which could adversely impact the competitiveness of our products and our financial results.

Since 2018, the United States has imposed tariffs on certain imports from China. If the U.S. administration imposes additional tariffs, or if additional tariffs or trade restrictions are implemented by the United States or other countries, the cost of our products manufactured in China and imported into the United States or other countries could increase, which in turn could adversely affect the demand for these products and have a material adverse effect on our business and results of operations. As of the date of this Current Report, tariffs have not adversely affected the purchase price of our products manufactured in China and imported into the United States.

Changes to fuel economy standards may negatively impact the EV market and thus the demand for our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using traditional transportation fuels improves, the demand for electric and high energy vehicles could diminish. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market. Finally, the current litigation between the state of California and the National Highway Transit Safety Administration could impact California’s ability to set fuel economy standards that encourage the adoption of EVs and are followed by many other states. If any of the above lead to reduced demand by consumers or businesses for EVs, it would materially and adversely affect our business, operating results, financial condition and prospects.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect our financial results.

The U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy.

We also derive other revenue from regulatory credits. If government support of these credits declines, our ability to generate this kind of revenue in the future would be adversely affected. The availability of such credits may decline even with general governmental support of the transition to EV infrastructure. For example, in September 2020, California Governor Gavin Newsom issued Executive Order N-79-20 (the “EO”), announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. While the EO calls for the support of EV infrastructure, the form of this support is unclear. If California or other jurisdictions choose to adopt regulatory mandates instead of establishing or continuing green energy credit regimes for EV infrastructure, our revenue from these credits would be adversely impacted.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties.

We do not typically install charging stations at customer sites. These installations are often performed by our partners or electrical contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and frequently requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact customer relationships, either of which could impact our business and profitability.

Further, we may in the future elect to install charging stations at customer sites or manage contractors, likely as part of offering customers a turnkey solution. Working with contractors may require us to obtain licenses or require us or our customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. In addition, if these contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules, leading to liability or cause customers to become dissatisfied with the solutions we offer, and our overall reputation would be harmed.

If we fail to offer high-quality support to charging station owners and drivers, our business and reputation will suffer.

Once a customer has installed our charging stations and subscribed to our services, station owners and drivers will rely on us to provide support services to resolve any issues that might arise in the future. Rapid and high-quality customer support is important so station owners can provide charging services and drivers can receive reliable charging for their EVs. The importance of high-quality customer support will increase as we seek to expand our business and pursue new customers and geographies. If we do not quickly resolve issues and provide effective support, our ability to retain customers or sell additional products and services to existing customers could suffer and our brand and reputation could be harmed.

We rely on charging station manufacturing and other partners, and a loss of any such partner or interruption in the partner’s production could have a material adverse effect on our business.

If we experience a significant increase in demand for our charging stations and services, or if we need to replace an existing supplier, we may not be able to supplement or replace them on acceptable terms, which may undermine our ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build charging stations in sufficient volume. Identifying suitable suppliers and manufacturers could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers, or an interruption in their production, could have an adverse effect on our business, financial condition and operating results.

Moreover, the bi-directional EV charging station market as a whole is relatively new and charging station manufacturers are even more limited and requirements are evolving. Though we work with multiple vendors, it is likely that at the time a new product is launched, and new requirements are rolled out, we may rely on a single vendor. Certifications might also be delayed, as tests are not always available at the time of commercial launch. Certain of these requirements might at times apply to technology inside the vehicles, in which case such risks could also be pushed on the vehicle OEMs. To the extent we rely on a single supplier, the risks to us would be intensified.

Our future results are dependent on our ability to establish, maintain and expand our manufacturers’ representative OEM relationships and our other relationships.

We market and sell our products through domestic and international OEM relationships and other distribution channels, such as manufacturers’ representatives and distributors. Our future results are dependent on our ability to establish, maintain and expand our relationships with OEMs as well as with manufacturers’ representatives and distributors to sell our products. If, however, the third parties with whom we have entered into such OEM and other arrangements should fail to meet their contractual obligations, cease or curtain doing business with us or otherwise fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

We rely on third-party vendors and subcontractors for supply of components, assemblies, and services and, therefore, cannot control the availability or quality of such components, assemblies, and services.

We depend on third-party vendors and subcontractors to supply components, assemblies and services used to manufacture our products, some of which are supplied by a single vendor. We have experienced shortages of certain semiconductor and electronic components and delays in service delivery, have incurred additional and unexpected costs to address the shortages and delays, and have experienced our own delays in production and shipping.

If suppliers or subcontractors cannot provide their products or services on time or to our specifications, we may not be able to meet the demand for our products and our delivery times may be negatively affected. In addition, we cannot directly control the quality of the products and services provided by third parties. In order to expand revenue, we likely will need to identify and qualify new suppliers and subcontractors to supplement or replace existing suppliers and subcontractors, which may be a time-consuming and expensive process. In addition, any qualification of new suppliers may require customers of our products utilizing products and services from new suppliers and service providers to undergo a re-qualification process. Such circumstances likely would lead to disruptions in our production, increased manufacturing costs, delays in shipping to our customers, and/or increases in prices paid to third parties for products and services.

As pointed out, we rely on a third-party partner to provide certain manufacturing steps associated with some of our proprietary process to support our power products and solutions. This process, developed with the third-party partners, involves complex printed circuit board assembly, advanced environmental conditioning and accelerated testing performed on equipment developed by us or the third-party partners. An important, differentiating benefit of this proprietary process is that it does not generate problematic effluent, resulting in an environmentally safe approach to our products with minimal waste. We have entered into agreements with the third-party partner for production and transfer of technologies and process know-how, including the purchase of the enabling equipment developed by the third-party partner.

To date, we have successfully relied upon this third-party partner to perform these manufacturing steps, although we have experienced delivery delays associated with the third-party partner’s volume constraints. This experience caused us to accelerate our schedule for establishing our own high-volume capabilities in-house, modifying, in 2020, our construction plans to accommodate a dedicated, on-premises metal surface finishing facility. We expect to rely on our third-party partner for production requirements through the installation and qualification for production of our products. We also expect to rely on our third-party partner in the future for surge capacity requirements.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, would increase our operating losses. Similarly, price erosion would also increase our operating losses by decreasing our revenues and our gross margins. In fact, we have seen price erosion over the last several years on most of the products we sell, and we expect additional price erosion in the future.

If we are unable to satisfy our customers’ specific product quality, certification or network requirements, our business could be disrupted, and our financial condition could be harmed.

Our customers demand that our products meet stringent quality, performance and reliability standards. We have, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may in the future recur, relating to our product quality, performance and reliability. From time to time, our customers also require us to implement specific changes to our products to allow these products to operate within their specific network configurations. If we are unable to remedy these failures or defects or if we cannot effect such required product modifications, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm our business.

Risks Related to Our Relationship with BitNile

As long as BitNile controls us, your ability to influence matters requiring stockholder approval will be limited.

As a result of the consummation of the Acquisition, BitNile presently beneficially owns 318,512,900 shares of TurnOnGreen common stock, representing approximately 90.8% of the beneficial ownership of our outstanding common stock. For so long as BitNile beneficially owns shares of our common stock representing at least a majority of the votes entitled to be cast by the holders of outstanding common stock, and potentially even a number of beneficially owned shares that falls short of a majority, BitNile will be able to elect all of the members of our Board.

In addition, until such time as BitNile beneficially owns shares of our common stock representing less than a majority of the votes entitled to be cast by the holders of outstanding common stock, BitNile will have the ability to take stockholder action without the vote of any other stockholder and without having to call a stockholder meeting, and stockholders will not be able to affect the outcome of any stockholder vote during this period. As a result, BitNile will have the ability to control all matters affecting us, including:

•	the composition of our Board and, through our Board, any determination with respect to our business plans and policies;
•	any determinations with respect to mergers, acquisitions and other business combinations;
•	our acquisition or disposition of assets;
•	our financing activities;
•	changes to our articles of incorporation and bylaws;
•	corporate opportunities that may be suitable for us and BitNile;
•	determinations with respect to enforcement of rights we may have against third parties, including with respect to intellectual property rights;
•	the payment of dividends on our common stock;
•	the number of shares available for issuance under our stock plan for our prospective and existing employees; and
•	the strategy, direction and objectives of our business.

It should be noted that BitNile may not require beneficial ownership amounting to an outright majority to control or very strongly influence any of the above matters, in part because many shareholders would not attend, whether in person or not, any of our shareholder meetings(s). If BitNile does not provide any requisite consent allowing us to conduct such activities when requested, we will not be able to conduct such activities and, as a result, our business and our operating results may be harmed.

BitNile’s voting control and its additional rights described above may discourage transactions involving a change of control of us, including transactions in which you as a holder of our Common Stock might otherwise receive a premium for your shares over the then-current market price. BitNile is not prohibited from selling a controlling interest in us to a third party and may do so without your or our approval and without providing for a purchase of your shares of Common Stock. Accordingly, your shares of Common Stock may be worth less than they would be if BitNile did not maintain voting control over us or have the additional rights described above.

BitNile’s interests and objectives as a stockholder may not align with, or may even directly conflict with, your interests and objectives as a stockholder. For example, BitNile may be more or less interested in us entering into a transaction or conducting an activity due to the impact such transaction or activity may have on BitNile as a company, independent of us. In such instances, BitNile may exercise its control over us in a way that is beneficial to BitNile, and you will not be able to affect the outcome so long as BitNile continues to hold a majority of the outstanding shares entitled to vote. Even if BitNile were to reduce its ownership below a majority of the aggregate voting power of the Common Stock, it could still retain effective control of our company provided that it maintained a significant number of our outstanding Common Stock.

In the event BitNile is acquired or otherwise undergoes a change of control, any acquirer or successor will be entitled to exercise the voting control and contractual rights of BitNile and may do so in a manner that could vary significantly from what BitNile would have done or not done.

General Risk Factors

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the most recent period covered by this report. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weakness which has caused management to conclude that as of December 31, 2021 our internal control over financial reporting was not effective at the reasonable assurance level:

We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting, including fair value estimates, in a timely manner. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. In addition, the Company's primary user access controls to ensure appropriate authorization and segregation of duties that would adequately restrict user and privileged access to the financially relevant systems and data to appropriate personnel were not designed and/or implemented effectively. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

While management evaluates the effectiveness of our internal controls on a regular basis, these controls may not always be effective. There are inherent limitations on the effectiveness of internal controls, including collusion, management override, and failure in human judgment. In addition, control procedures are designed to reduce rather than eliminate business risks. In the event our Chief Executive Officer or Chief Financial Officer, our certifying officers under the Sarbanes-Oxley Act of 2002 (the “SOX”), or our independent registered public accounting firm determines our internal controls over financial reporting are not effective as defined under Section 404 of SOX, we may be unable to produce reliable financial reports or prevent fraud, which could materially harm our business. In addition, we may be subject to sanctions or investigation by government authorities or self-regulatory organizations, such as the SEC or the Financial Industry Regulatory Authority. Any such actions could affect investor perceptions of the Company and result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our Common Stock to decline or limit our access to capital.

Our operating results may vary from quarter to quarter.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our products is driven by many factors, including the availability of funding for our products in our customers’ capital budgets. There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm our operating results for such quarter. It is possible that, in some quarters, our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our Common Stock may decline significantly.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Existing or new competitors may develop products or technologies that more effectively address the demands of our customers and markets with enhanced performance, features and functionality or lower cost. Larger competitors frequently seek to maintain market share and protect customer relationships through heavily-discounted pricing, which we may not be able to match. If we fail to develop and commercialize leading-edge technologies and products that are cost effective and maintain high standards of quality and introduce them to the market on a timely basis, our competitive position and results of operations could be materially adversely affected.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured. For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates. If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase, and our profits could be reduced. If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

 Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new technologies, products and services;
•	new competitors and new forms of competition;
•	the size and timing of customer orders (for retail distributed physical product);
•	the size and timing of capital expenditures by our customers;
•	adverse changes in the credit quality of our customers and suppliers;
•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	changes in the terms of our contracts with our customers or suppliers;
•	the availability of products from our suppliers; and
•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed and our customers could seek to recover their damages from us.

Our products are complex, and despite extensive testing, may contain defects or undetected errors or failures that may become apparent only after our products have been shipped to our customers and installed in their network or after product features or new versions are released. Any such defect, error or failure could result in failure of market acceptance of our products or damage to our reputation or relations with our customers, resulting in substantial costs for us and our customers, as well as the cancellation of orders, warranty costs and product returns. In addition, any defects, errors, misuse of our products or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. Although we maintain product liability insurance, it may not be adequate.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with SOX, the rules and regulations of the SEC, disclosure requirements and more complex accounting rules. Company responsibilities required by SOX include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. We must continually perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for each year, as required by Section 404 of SOX.

If we are not able to comply with the requirements of Section 404 of SOX in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

The COVID-19 pandemic has continued to affect many countries, upending entire supply chains of many important industries. In the attempt to control this pandemic, governments have imposed actions to assist limiting the spread of the disease, including orders to lockdowns, shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. Our operations have been affected by a range of external factors related to the COVID-19 pandemic that are not within our control. The epidemic is having a very significant impact the electronics sector, with key manufacturers either completely closed following the orders issued by local governments or having to operate in an environment with inadequate numbers of staff at manufacturing units to maintain the security of their personnel. For example, many cities, counties, states and countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners, and customers to limit the spread of COVID-19. The COVID-19 pandemic have a substantial impact on electronics manufactures. Many electronics manufactures are in dire need of electronics materials and materials required to support the manufacturing of products as well as staff to maintain core functions. The productivity of our employees and partners, a continued substantial impact on the attendance of our employees, or a continued and substantial impact on the ability of our customers to purchase our offerings, is likely to lead to our results of operations and overall financial performance may being harmed. The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the disruption caused by such actions, and the impact of these and other factors on our employees, customers, partners, vendors and the global economy. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed. For more information with respect to the COVID-19 pandemic and its impact on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Impact of Coronavirus on Our Operations”.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our Common Stock is not listed on any securities exchange and is available for quotation on the OTC Pink Market under the symbol “IMHC”. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our Common Stock on the OTC Pink Market on August 31, 2022 was $0.19.

Holders

As of August 31, 2022, there were 204 shareholders of record of our Common Stock based upon the records of the shareholders provided by our transfer agent. Our transfer agent is Signature Stock Transfer, Inc.

Dividends

We have never paid or declared any dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently do not have any equity compensation plans.

Unregistered Sales of Equity Securities

We have previously disclosed all sales of securities without registration under the Securities Act.

Issuer Purchases of Equity Securities

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TOGI

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Current Report. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to several factors, including those discussed in the sections entitled “Risk Factors” and “Note About Forward-Looking Statements,” and elsewhere in this Current Report.

Overview

We are engaged, through our wholly owned subsidiaries, Digital Power and TOGT, in the design, development, manufacture and sale of highly engineered, feature-rich, high-grade power conversion and power system solutions for mission-critical applications and processes. For more than 50 years, Digital Power has been devoted to the perfection of our power solution products that have enabled customer innovation in complex product applications covering a wide range of industries. A natural outgrowth of our development of these power systems has been our effort to apply our proprietary core power technologies to optimizing the design and performance of EV charging solutions. We introduced our product line of residential and commercial high-speed EV charging solutions in late 2021. We believe that our charging solutions represent an entire generation of new chargers due to dramatic improvements in electronic circuitry size reduction, power conversion efficiency, modular topology and output density. We believe that our feature-rich EV chargers address the specific needs of multifamily unit home dwellers and single family home-owners by providing adjustable maximum electric current options, restricted user access, LCD touch screen for simple point of operation use, Bluetooth connectivity and programmable RFID card features. By leveraging our experience and expertise in power conversion and generation, we believe we can rapidly become a meaningful participant in the high growth EV charging solution market.

Our strategy is to be the supplier of choice across numerous specialized markets that require high-quality power system solutions where custom design, product quality, responsiveness and reliability are critical to business success. We believe that we provide advanced custom product design services to deliver high-grade products that reach a high level of efficiency and density and can meet rigorous environmental requirements. We believe that this integrated approach, which many of our competitors do not provide, allows our customers to obtain all their needs for designing and manufacturing power solutions and products from a single source, enabling us to establish an ongoing relationship with our customers to provide for their future requirements. By implementing our proprietary core technology, including process implementation in integrated circuits, we can provide cost reductions to our customers by replacing their existing power sources with our custom-designed and engineered products.

Looking ahead, our mission is to maintain our core power electronics business and existing relationships while leveraging the experience and expertise we have gained in the development of power system solutions to introduce EV charging solutions. By offering EV charging solutions, as well as a convenient, reliable, and affordable EV charging e-mobility network through TOGT, we intend to drive sustainable, mission-driven growth related to powering environmentally beneficial EVs while continuing to be recognized as a trusted provider of advanced power supply technology.

Factors Affecting Our Performance

We believe that the growth of our business and our future success depend on various opportunities, challenges, trends and other factors, including the following:

➢	Our business model is evolving and we will need to invest a substantial amount of operating capital on an ongoing basis to support our EV charging solutions business. We expect to use the largest portion of any capital we may be able to raise to purchase EV components and inventory in connection with future sales and installations. To the extent that the capital expenditure requirements of our EV charging solutions business are greater than anticipated, any funds we have will be unavailable for our other operations. It is likely that we will need substantial additional funds for our working capital and capital expenditure requirements as we grow our EV charging solutions business.

➢	Our ability to provide our products and systems on a timely basis is dependent on our ability to procure critical electronic components. The current supply chain crisis in the global economy has led to delivery delays and shortages of certain electronic components and associated raw materials that we use in our products. Should this supply chain crisis continue throughout 2022, it will likely extend our production time periods and delay the timing of revenue recognition.

➢	To date, our operations were financed principally through investments by BitNile and took advantage of BitNile’s size and purchasing power in procuring goods, technology and services, including insurance, employee benefit support and audit, and other professional services. Though BitNile will be a controlling stockholder upon the completion of the Acquisition, we may not have access to BitNile’s financial and other resources.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based upon consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of these financial statements, in conformity with GAAP, requires our management to make estimates, judgments and assumptions. Management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include allowances for inventory obsolescence, accruals of certain liabilities including product warranties, useful lives of assets, and deferred income taxes and related valuation allowance.

Management believes the following accounting policies are critical to our operating results or may affect significant estimates, judgments, and assumptions used in the preparation of our consolidated financial statements.

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers. The core principle of this revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

➢	Step 1: Identify the contract with the customer;
➢	Step 2: Identify the performance obligations in the contract;
➢	Step 3: Determine the transaction price;
➢	Step 4: Allocate the transaction price to the performance obligations in the contract; and
➢	Step 5: Recognize revenue when the company satisfies a performance obligation.

Our disaggregated revenues consisted of the following for the three and six months ended June 30, 2022 and 2021:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Primary Geographical Markets
North America	$822,000	$1,290,000	$1,834,000	$2,497,000
Europe	28,000	453,000	47,000	562,000
Other	212,000	88,000	310,000	154,000
Total Revenue	$1,062,000	$1,831,000	$2,191,000	$3,213,000

Major Goods
Power Supply Units	$1,016,000	$1,831,000	$2,112,000	$3,213,000
EV Chargers	46,000	-	79,000	-
Total Revenue	$1,062,000	$1,831,000	$2,191,000	$3,213,000

Timing of Revenue Recognition
Goods transferred at a point in time	$1,062,000	$1,831,000	$2,191,000	$3,213,000

Our disaggregated revenues consisted of the following for the years ended December 31, 2021 and 2020:

	2021	2020
Primary Geographical Markets
North America	$4,684,000	$4,482,000
Europe	359,000	611,000
Other	303,000	323,000
	$5,346,000	$5,416,000

Major Goods
Power Supply Units	$5,328,000	$5,416,000
EV Chargers	18,000	-
	$5,346,000	$5,416,000

Timing of Revenue Recognition
Goods transferred at a point in time	$5,346,000	$5,416,000

We generate revenues from the sale of our products through a direct and indirect sales force. Our performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. We provide standard assurance warranties, which are not separately priced, that the products function as intended. We primarily receive fixed consideration for sales of product. Some of our contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. We use an expected value method to estimate variable consideration and constrain revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. Our customers generally pay within 30 days from their receipt of our invoices.

Because our product sales agreements have an expected duration of one year or less, we have elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about our remaining performance obligations. We have elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when we transfer our promised good or service to the customer and when the customer pays in one year or less.

Accounts Receivable

Our receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of our receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. We individually review all accounts receivable balances and based upon an assessment of current creditworthiness, estimate the portion, if any, of the balance that will not be collected. We estimate the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when our internal collection efforts have been unsuccessful in collecting the amount due. Based on an assessment as of June 30, 2022, December 31, 2021 and December 31, 2020 of the collectability of invoices, an allowance for doubtful accounts was not considered necessary and therefore no allowance was recorded.

Inventories

Inventories are stated at cost. Inventory write-offs are provided to cover risks arising from technological obsolescence as our products are mostly original equipment manufactured for our clients.

Cost of inventories is determined as follows:

➢	Raw materials, parts and supplies - using the “first-in, first-out” method.
➢	Work-in-progress and finished products - based on direct manufacturing costs with the addition of indirect manufacturing costs.

We periodically assess our inventories valuation in respect to obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve allowance for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off. We have an obsolescence reserve of $0.1 million for the six months ended June 30, 2022 and for the years ended December 31, 2021 and 2020.

During the six months ended June 30, 2022 and years ended December 31, 2021 and 2020, we did not record inventory write-offs within the cost of revenue.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Useful Lives
Asset	(In Years)

Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture and fixtures	3 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Warranty

We offer a manufacturing warranty period for all our manufactured products to function free from defects in material and workmanship under normal use and service for one to two years on most products and up to five years for rugged power products for the defense and aerospace markets. For our EVSE product line, we offer up to a three-year extended warranty beyond the manufacturing warranty period. We also provide end user technical support for up to 15 years on many of our products which have long lifetimes. We estimate the costs that may be incurred under our warranty and record a liability in the amount of such costs at the time product revenue is recognized. Factors that affect our warranty liability include the number of units sold, the sector product is being used, historical rates of warranty claims and cost per claim. We periodically assess the adequacy of our recorded warranty liability. As of June 30, 2022 and December 31, 2021, our accrued warranty liability was $54,000 and at December 31, 2020 it was $44,000.

Segments

We operate in one business segment. Our Chief Executive Officer, who is the chief operating decision maker, views our operating performance on a consolidated basis as one segment providing comprehensive EV charging solutions, high-grade power systems and product solutions serving diverse industries and markets including defense and aerospace, medical and healthcare, telecommunications, industrial and e-Mobility.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and trade receivables.

Our trade receivables are mainly derived from sales to customers located primarily in the United States. We perform ongoing credit evaluations of our customers and to date have not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that we and our subsidiary have determined to be doubtful of collection. As of June 30, 2022, December 31, 2021 and 2020, there were no allowances for doubtful accounts.

The following table provides the percentage of total revenues attributable to a single customer from which 10% or more of total revenues are derived:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2022	2021	2022	2021
Customer A	24%	-	12%	-
Customer B	-	24%	12%	20%

	For the Years Ended December 31,

	2021	2020
Customer A	17%	16%
Customer B	12%	10%

Impact of Coronavirus on Our Operations

Our business has been disrupted and materially adversely affected by the outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak and many people have been forced to work from home in those areas. While the COVID-19 outbreak is no longer in its early stages, international stock markets continue to reflect the uncertainty associated with the slow-down in the American, Israeli and UK economies and the reduced levels of international travel experienced since the beginning of January 2020. The significant volatility in the Dow Industrial Average throughout 2020 was largely attributed to the effects of COVID-19. We continue to monitor and assess our business operations and system supports and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part of or all the impacts from the continuing spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sectors particularly.

The impact of the COVID-19 pandemic, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and has led to reduced economic activity. The spread of the COVID-19 pandemic has also created a disruption in the manufacturing, delivery and overall supply chain of power electronics manufacturing and suppliers and has led to a decrease in power electronics product sales in numerous markets around the world. Any sustained downturn in demand for power electronics products would harm our business. Widespread uncertainty associated with the pandemic has contributed to reduced business activity worldwide. As described further below, we have experienced production constraints since 2020 that resulted in delays, inefficiencies, and higher costs, which, in the aggregate, had a detrimental influence on our financial results for the past six quarters.

Our deliveries to and orders from the North American market in sectors we serve, including industrial, telecommunication, medical/healthcare and defense/aerospace, have declined since early 2020 given reduced manufacturing activity, unavailability of electronic components and associated raw materials used in our power products, and broad uncertainty. We believe domestic demand will further improve once the COVID-19 pandemic is substantially contained and uncertainties are reduced, but we cannot predict when this will occur. The COVID-19 pandemic has also led to an increase in the price for certain parts and materials used in the production of our power electronics and EV charging solution products.

Trading conditions in China deteriorated through 2019 due to macroeconomic and trade-related uncertainties. At the beginning of 2020, trading conditions were significantly further affected by the COVID-19 pandemic, with much of the country’s manufacturing disrupted from January through April 2020. By late April 2020, after aggressive measures to contain the coronavirus, the Chinese government quickly implemented economic stimulus measures. We believe this volume was primarily associated with the stimulus spending of the Chinese government, although we also believe an unquantifiable amount of this volume may have been associated with accelerated purchasing by customers anticipating further deterioration of the trade relationship between China and the U.S., which, if it were to occur, could substantially limit purchases by such customers. By the end of 2021 the COVID 19 pandemic continued to substantially affect our supply chain. However, we cannot predict if or when circumstances may change, nor can we predict the amount by which bookings or shipments may change.

From early March 2020, we took actions intended to protect the health and safety of our employees, customers, strategic channel partners and suppliers. Following guidance from the U.S. Centers for Disease Control and Prevention, the U.S. Occupational Health and Safety Administration, state and local health authorities, and existing internal crisis management policies, we developed and implemented comprehensive health and safety measures at all of our locations, including: distributing information and carrying out education initiatives; implementing social distancing requirements; distributing face masks, disposable gloves, disinfectant wipes and thermometers to employees; implementing temperature checks at the entrances to our manufacturing facility; extensive and frequent disinfecting of our workspaces; and enabling work-from-home arrangements for those employees who do not need to be physically on the premises to perform their work effectively. At our operations in Milpitas and Sonora, California, we have largely returned to normal operations with adherence to guidelines published by the Santa Clara Public Health Department. For example, certain individuals deemed to be high risk may work remotely as required. We expect to maintain all appropriate measures until we determine the pandemic is adequately contained for purposes of our business, and we may take further actions we consider to be in the best interests of our employees, customers, strategic channel partners and suppliers, or in response to further government mandates or requirements.

The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors and strategic channel partners to perform, including third-party suppliers’ ability to provide components and materials used in our power electronics products and systems including EV chargers or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business due to its global economic impact, including any recession that has occurred or may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and levels of disposable income, increased and prolonged unemployment or a decline in consumer confidence because of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services.

We are monitoring the rapidly changing circumstances and may take additional actions to address COVID-19 pandemic risks as they evolve. We continue to closely monitor the operating performance and financial health of our customers, strategic channel partners and suppliers, but an extended period of operational constraints brought about by the pandemic could cause financial hardship within our customer base and supply chain. Such hardship may continue to disrupt customer demand and limit our customers’ ability to meet their obligations to us. Similarly, such hardship within our supply chain could continue to restrict our access to critical electronic components and associated raw materials. Additionally, restrictions or disruptions of transportation systems, such as reduced availability of cargo transport by ship or air, could result in higher costs and inbound and outbound delays. Because much of the potential negative impact of the pandemic is associated with risks outside of our control, we cannot estimate the extent of such impact on our financial or operational performance, or when such impact might occur.

Results of Operations

The following discussion should be read in conjunction with the information set forth in the financial statements and the accompanying notes appearing elsewhere in this Current Report.

Comparison of three months ended June 30, 2022 and 2021

	For the Three Months Ended June 30,		Increase
	2022	2021	(Decrease)%
Revenues	$1,062,000	$1,831,000	$(769,000)	-42%
Cost of revenue	672,000	976,000	(304,000)	-31%
Gross profit	390,000	855,000	(465,000)	-54%

Operating expenses:
Research and development	304,000	72,000	232,000	322%
Selling and marketing	319,000	298,000	21,000	7%
General and administrative	771,000	451,000	320,000	71%
Total operating expenses	1,394,000	821,000	573,000	70%

Net income (loss)	$(1,004,000)	$34,000	$(1,038,000)	-3053%

Comparison of six months ended June 30, 2022 and 2021

	For the Six Months Ended June 30,		Increase
	2022	2021	(Decrease)%
Revenues	$2,191,000	$3,213,000	$(1,022,000)	-32%
Cost of revenue	1,338,000	1,837,000	(499,000)	-27%
Gross profit	853,000	1,376,000	(523,000)	-38%

Operating expenses:
Research and development	510,000	296,000	214,000	72%
Selling and marketing	660,000	424,000	236,000	56%
General and administrative	1,620,000	920,000	700,000	76%
Total operating expenses	2,790,000	1,640,000	1,150,000	70%

Net loss	$(1,937,000)	$(264,000)	$(1,673,000)	634%

Comparison of Years Ended December 31, 2021 and 2020

	For the Year Ended December 31,		Increase
	2021	2020	(Decrease)%
Revenues	$5,346,000	$5,416,000	$(70,000)	-1%
Cost of revenue	3,662,000	3,821,000	(159,000)	-4%
Gross profit	1,684,000	1,595,000	89,000	6%

Operating expenses:
Research and development	504,000	337,000	167,000	50%
Selling and marketing	910,000	342,000	568,000	166%
General and administrative	2,097,000	1,493,000	604,000	40%
Total operating expenses	3,511,000	2,172,000	1,339,000	62%
Loss from operations	(1,827,000)	(577,000)	(1,250,000)	217%
Other income:
Interest income	-	9,000	(9,000)	-100%
Net loss	$(1,827,000)	$(568,000)	$(1,259,000)	222%

Liquidity, Going Concern and Management Plans

As of June 30, 2022, we had cash of $0.3 million and working capital of $2.4 million. Currently, we are dependent on BitNile for our continued support to fund our operations, without which we would need to cease or curtail such operations. BitNile is committed to providing us such funding as may be necessary to permit us to fund our operations, while we are a wholly owned subsidiary of BitNile.

We believe our current cash on hand together with funds advanced by the Parent are sufficient to meet our operating and capital requirements for at least the next twelve months.

Cash and Cash Equivalents

We maintain our cash in accounts with reputable financial institutions. These balances may exceed the U.S. Federal Deposit Insurance Corporation insurance limits. As of June 30, 2022, December 31, 2021 and 2020, we had cash of $0.3 million, $0.1 million and $0.3 million, respectively. We have not experienced any losses on deposits of cash and cash equivalents.

Contractual Obligations

The company had no contractual cash obligations as of June 30, 2022 and December 31, 2021.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Impact of Inflation

We believe that inflation has not had a material impact on our results of operations for the years ended December 31, 2021 and 2020. During fiscal year 2022, we expect the impact of inflation on the Company’s business will be significant due to increases for materials and services throughout fiscal year 2022. The Company believes this may continue to impact expenses in fiscal 2023 and future years.

Controls and Procedures

We will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act prior to our fiscal year ending December 31, 2023. Only if we are deemed to be a large, accelerated filer or an accelerated filer would we need to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, not having to comply with the independent registered public accounting firm attestation requirement.

We have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our company and, if necessary, to implement and test additional controls as we may determine necessary to state that we maintain an effective system of internal controls, in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;
➢	reconciliation of accounts;
➢	proper recording of expenses and liabilities in the period to which they relate;
➢	evidence of internal review and approval of accounting transactions;
➢	documentation of processes, assumptions and conclusions underlying significant estimates; and
➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by SOX Section 404. The independent auditors may identify additional issues concerning a target business's internal controls while performing their audit of internal control over financial reporting.

Recent Accounting Pronouncements and Standards

For information about recently adopted accounting pronouncements and recently issued accounting standards that may impact our financial statements, please refer to Note 3 of Notes to Financial Statements under the respective headings “Recently Adopted Accounting Pronouncements.”

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names and positions of our executive officers and directors. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position
Amos Kohn	62	Chief Executive Officer and Director

Darren Magot	53	Director

Marcus Charuvastra	44	President and Chief Revenue Officer

David J. Katzoff	61	Chief Financial Officer, Secretary and Treasurer

Douglas Gintz	55	Chief Technology Officer

Amos Kohn has been our Chief Executive Officer and a member of our Board of Directors since the date of the Acquisition. Prior thereto, he was the founder and Chief Executive Officer and a member of the board of directors of the Former TOGI, including when its name was Coolisys Technologies, Inc., since its formation in January of 2020. He has led Digital Power, now part of TurnOnGreen, for more than 15 years, and currently he is leading TurnOnGreen as the chief executive officer and architect of its EVSE portfolio. He served as a director of BitNile from 2003 to 2020, its President and Chief Executive Officer from 2008 to 2017 and President from 2017 to 2020. Prior to his appointment as President and Chief Executive Officer of Digital Power Corporation, Mr. Kohn held executive roles with several US and international companies. For more than 30 years, Mr. Kohn has provided leadership, oversight and strategic direction for worldwide privately held and publicly traded companies in the high-technology sector. He holds a Bachelor of Science degree in electrical and electronics engineering and a Certificate of Business Administration from the University of California, Berkeley, and a Major (Ret) at IDF. He is named as an inventor on several United States and international patents. We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries expanding companies into new markets including power electronics, eMobility, telecommunications and defense give him the qualifications and skills to serve as one of our directors.

Darren Magot served as our Chief Executive Officer from March 2022 through the date of the Acquisition. He remains a member of the Board of Directors. Mr. Magot currently serves the Senior Vice President of BitNile, Inc., a wholly owned subsidiary of BitNile, since February 2022, and as a member of the board of directors of Ault & Company, Inc., since his appointment in July 2018. Mr. Magot has served as the Chief Executive officer and sole member of the Board of Directors of AC Management, Inc., and AMRE Management, Inc., since October 2020 and previously served as the Chief Executive Officer and as a director of Ault Alliance, Inc., a wholly owned subsidiary of BitNile, from January 2019 to February 2022. Mr. Magot has over 30 years of experience in sales and sales management, financial management, and business development with companies in both the private and public sector. A proven leader in all functional areas of both private and public organizations, with a track record in successful financial and operational leadership, he holds a bachelor's degree in Finance from California State University. We believe that Mr. Magot’s expertise in strategic planning, development, organizational change and efficiency for disruptive and emerging technologies give him the qualifications and skills to serve as one of our directors.

Marcus Charuvastra has served as our President since the Acquisition. Prior thereto, he served as the President of the Former TOGI since January 2022 and previously served as its Chief Revenue Officer since June 2021. Mr. Charuvastra is an accomplished leader with 20 years of experience in strategic planning, sales, services, marketing and business and organizational development. Mr. Charuvastra spent nine years at Targeted Medical Pharma, Inc. serving as Vice President of Operations and as the Managing Director of this microcap biotech start-up, from 2012 to May 2021. During his tenure, he was instrumental in guiding Targeted Medical Pharma’s initial public offering. Mr. Charuvastra was previously Director of Sales and Marketing at Physician Therapeutics from 2009 to 2012 and was responsible for building the sales and distribution network in the United States and abroad. He is a graduate of UCLA.

David J. Katzoff has served as our Chief Financial Officer since December 2021. Mr. Katzoff has served as Senior Vice President of Finance for BitNile since January 2019. Mr. Katzoff has served as the Chief Operating Officer of Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease from December 2020. From November 2019 to December 2020, Mr. Katzoff served as Alzamend’s Senior Vice President Operations. From 2015 to 2018, Mr. Katzoff served as Chief Financial Officer of Lumina Media, LLC, a privately held media company and publisher of life-style publications. From 2003 to 2017, Mr. Katzoff served a Vice President Finance for Local Corporation, a publicly held local search company. Mr. Katzoff received a B.S. in Business Management from the University of California at Davis.

Douglas Gintz has served as our Chief Technology Officer since the Acquisition. Prior thereto, he served as the Chief Technology Officer of the Former TOGI since February 2021. Mr. Gintz is responsible for driving strategic software initiatives and delivering key technologies essential to the market penetration of our EV charging solutions business. Mr. Gintz has over 30 years of hands-on experience bringing products to market. Specializing in emerging technologies, Mr. Gintz has developed manufacturing compliance systems, DNA reporting engines, medical billing software, e-commerce applications, and retail software for companies ranging from startups to multinational corporations. Mr. Gintz also currently serves as the Chief Technology Officer and Director of Global Technology Implementation at BitNile Holdings, Inc. since February 2021. Mr. Gintz's previous leadership roles include Chief Executive Officer of Pacific Coders, LLC. from August 2002 to January 2022; Chief Technology Officer of Endocanna Health, Inc. from January 2019 to January 2021; Mr. Gintz served at Targeted Medical Pharma, Inc., a publicly-traded microcap, as Chief Marketing Officer and Technology Officer from January 2018 to December 2019, and Chief Technology Officer and Chief Information Officer from January 2012 to May 2016.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected and qualified.

Audit Committee

We do not have any committees of the Board. Consequently, the Board serves as the Audit Committee.

Director Independence

We do not currently have any independent directors. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Board Leadership Structure

Due to the limited size of our Board, our Chief Executive Officer, Mr. Kohn, also serves as the chairman of the Board.

Code of Ethics

Our Board has not adopted a Code of Ethics due to our size and limited number of employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

IMHC did not pay any compensation to its Chief Executive Officer during the last two fiscal years through the Acquisition and there were no executive officers serving as of the end of the last two fiscal years whose compensation exceeded $100,000.

The following table sets forth summary compensation information for the following persons: (i) all persons serving as our principal executive officer during the years ended December 31, 2021 and 2020, and (ii) our two other most highly compensated executive officers who received compensation during the years ended December 31, 2021 and 2020 of at least $100,000 and who were executive officers on December 31, 2021. We refer to these persons as our “named executive officers” in this Current Report. The following table includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period:

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Amos Kohn	2021	350,000		2,500			30,640	383,140
Chief Executive Officer	2020	350,000					30,247	380,247
Marcus Charuvastra	2021	92,387	(1)	27,250			751	120,388
President and Chief Revenue Officer	2020	-						-

(1)       Mr. Charuvastra’s annual salary is $125,000. The figure in the table reflects the fact that he was hired on April 6, 2021.

Employment Agreements

As of the date of this Current Report, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to an executive officer at, following or in connection with any termination, including without limitation, resignation, severance, retirement or a constructive termination of an executive officer, or a change in control of our company or a change in the executive officer’s responsibilities, with respect to each executive officer.

Termination Provisions

As of the date of this Current Report, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a Named Executive Officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a Named Executive Officer, or a change in control of the Company or a change in the Named Executive Officer’s responsibilities, with respect to each Named Executive Officer, other than with respect to Mr. Kohn.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2021 none of our Named Executive Officers held any unexercised options, stock that have not vested, or other equity incentive plan awards.

Director Compensation

To date, we have not paid any of our directors any compensation for serving on our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the close of business on September 1, 2022 by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group based upon 161,704,695 shares outstanding.

Name and Address of Beneficial Owners of Common Stock (1)	Number of shares beneficially owned	% of Common Stock
Darren Magot	-	- - -
David J. Katzoff	-	- - -
Directors and Officers (Two persons)	-	- - -
BitNile Holdings, Inc. (2)	318,512,900	90.8%

(1)       Unless otherwise indicated, the business address of each of the individuals is c/o TurnOnGreen, Inc., 1421 McCarthy Blvd., Milpitas, California 95035.

(2)      Represents (i) 129,363,756 shares held by BitNile, Inc., (ii) 10,000 shares held by DPL and (iii) 10,873,314 shares of Common Stock issuable upon conversion of an outstanding convertible promissory note held by DPL in the principal face amount of $101,529, which is convertible into shares at a conversion price of $0.01 per share. Also presumes that the issuance to BitNile of the Series A Preferred Stock to occur on the Closing Date has occurred, which shares would be convertible into 178,265,830 shares. Does not include shares that are also issuable upon conversion of the note representing accrued but unpaid interest. BitNile may be deemed to beneficially own the shares beneficially owned by BitNile, Inc. and DPL as BitNile, Inc. and DPL are wholly owned subsidiaries of BitNile. Milton C. Ault, III, the Executive Chairman of BitNile, exercises voting and dispositive power over the shares owned by BitNile. The business address of each of these entities and individuals is 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

BitNile will continue to perform certain administrative services for TurnOnGreen. These services include certain use of BitNile’s management information system, assist in the preparation of federal and state tax returns and certain cash management services.

Imperalis Note

On December 15, 2021, DP Lending, a wholly-owned subsidiary of BitNile, entered into an exchange agreement with Imperalis pursuant to which Imperalis issued to DP Lending a convertible promissory note (the “Imperalis Note”) in the principal amount of $101,529, in exchange for prior promissory notes dated August 18, 2021 and November 5, 2021 issued by IMHC to DP Lending in the aggregate principal amount of $100,000, which had accrued and unpaid interest of $1,529 as of December 15, 2021. The terms of the Imperalis Note provide for (i) an interest rate at 10% per annum, (ii) a maturity date of December 15, 2023, and (iii) conversion of the principal, together with accrued but unpaid interest thereon, into shares of IMHC common stock at DP Lending’s option at a conversion price of $0.01 per share.

Securities Purchase Agreement

As previously reported on a Current Report on Form 8-K filed by IMHC on March 21, 2022, on March 20, 2022, BitNile and IMHC entered into a Securities Purchase Agreement (the “Agreement”) with TurnOnGreen, a wholly-owned subsidiary of BitNile. Pursuant to the Agreement, at the closing of the Agreement (the “Closing”), which occurred on September 6, 2022, BitNile (i) delivered to IMHC all of the outstanding shares of common stock of TurnOnGreen held by BitNile, and (ii) eliminated all of the intercompany accounts between BitNile and TurnOnGreen evidencing historical equity investments made by BitNile to TurnOnGreen, in the approximate amount of $36,000,000, all in consideration for the issuance by IMHC to BitNile (the “Acquisition”) of an aggregate of 25,000 newly designated shares of Series A Preferred Stock (the “Series A Preferred Stock”), with each such share having a stated value of $1,000. The Series A Preferred Stock has an aggregate liquidation preference of $25 million, is convertible into shares of IMHC’s common stock, par value $0.001 per share (the “Common Stock”) at BitNile’s option, is redeemable by BitNile, and entitles BitNile to vote with the Common Stock on an as-converted basis.

Immediately following the Closing, TurnOnGreen became a wholly-owned subsidiary of IMHC. Following the Closing, IMHC shall dissolve its dormant subsidiary. Further, IMHC and TurnOnGreen intend to close an upstream merger whereby TurnOnGreen shall cease to exist. Upon consummation of the merger, IMHC shall have acquired two operating subsidiaries, TOG Technologies and Digital Power. IMHC will continue the existing business operations of TurnOnGreen as a publicly-traded company under the name Imperalis Holding Corp., but intends to change the registrant’s name to TurnOnGreen, Inc. as soon as practicable. The Closing was subject to BitNile’s delivery to IMHC of audited financial statements of TurnOnGreen and other customary closing conditions.

One executive officer of TurnOnGreen is also an executive officer of BitNile. See “Directors, Executive Officers and Corporate Governance.”

Policies and Procedures for Related Party Transactions

The TurnOnGreen audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between TurnOnGreen and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The policy regarding transactions between TurnOnGreen and related persons will provide that a related person is defined as a director, executive officer or greater than 5% beneficial owner of common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. An investor may obtain a written copy of this policy, once adopted, by sending a written request to TurnOnGreen, Inc., 1421 McCarthy Blvd, Milpitas, California 95035, Attention: Legal Department. TurnOnGreen’s audit committee charter that will be in effect will provide that the audit committee shall review and approve or disapprove certain related party transactions, including material transactions with BitNile.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock. As of the date of this Current Report, there were 161,704,695 shares of Common Stock issued and outstanding.

The holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board. Holders of Common Stock are also entitled to share ratably in all of IMHC’s assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of IMHC.

The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares or a majority of the shareholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001. The Preferred Stock may be issued in one or more classes or series by the board of directors, who has the authority to designate the rights, preferences, and other aspects of each class or series of Preferred Stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Description of the Series A Preferred Stock

There are 25,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock has a stated value of $1,000, for an aggregate value of $25 million.

In the event that TOGI shall be liquidated, dissolved or wound up, then before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of junior stock, the holders of Series A Preferred Stock shall be entitled to receive liquidating distributions in an amount equal to the stated value for each share of Series A Preferred Stock held by such holders.

Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly on the last day of each calendar quarter out of funds legally available therefor, at the rate of eight percent (8%) per annum based on a 360 day calendar year.

Each holder shall be entitled to vote on an “as converted” basis with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders for their action or consideration. For so long as the holder shall continue to hold any shares of Series A Preferred Stock issued to it on the date of the Acquisition, the holder shall be entitled to elect a number of directors to the Board of Directors equal to a percentage determined by the number of Series A Preferred Stock beneficially owned by the holders, determined on an “as converted” basis, divided by the sum of the number of shares of Common Stock outstanding plus the number of Series A Preferred Stock outstanding on an “as converted” basis

Each share of Series A Preferred Stock may be convertible at the holder’s option into shares of Common Stock of the Company where the conversion price shall be the stated value of each share of Series A Preferred Stock divided by eighty percent (80%) of the volume weighed average price (“VWAP”) of the Company’s Common Stock over the ten (10) days immediately preceding the date of conversion. The conversion price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the Common Stock as well as carry full ratchet protection.

Upon the one-year anniversary of the Acquisition, the shares of Series A Preferred Stock shall be subject to redemption in cash at the option of the holder in an amount per share equal to the stated value plus all accrued and unpaid dividends thereon.

The foregoing does not purport to be a complete description of the Series A Preferred Stock, which is qualified in its entirety by reference to the full text of the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock, which is filed as Exhibit 3.1 hereto.

Options

None.

Warrants

None.

Liability and Indemnity of Directors and Officers

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the Nevada Revised Statutes.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Items 1.01 and 2.01 is incorporated herein by reference.

At Closing, BitNile (i) delivered to the Company all of the outstanding shares of common stock of the Former TOGI held by BitNile, and (ii) forgave and eliminated the intercompany accounts between BitNile and Former TOGI evidencing historical equity investments made by BitNile to Former TOGI, in the approximate amount of $36,000,000, in consideration for the issuance by the Company to BitNile of an aggregate of 25,000 newly designated shares of Series A Preferred Stock, with each such share having a stated value of $1,000.

Each of these issuances was exempt from registration under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.  None of these securities was sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 10, 2022 the Board of Directors of the Company approved the dismissal of Heaton & Company, PLLC (“Heaton”) as its independent registered public accounting firm. On August 10, 2022, the Company engaged Marcum LLP (“Marcum”) as its new independent registered public accounting firm based on the recommendation of the Board.

The reports of Heaton on the financial statements of IMHC for the fiscal year ended December 31, 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Notwithstanding the foregoing, IMHC states in Note 3 to its financial statements that they were prepared assuming that IMHC will continue as a going concern and that there was substantial doubt about its ability to continue as a going concern. In connection with its audits of IMHC’s financial statements for the fiscal years ended December 31, 2021 and its review of IMHC’s financial statements for the fiscal quarters ended March 31, 2022 and June 30, 2022, there were no disagreements with Heaton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Heaton, would have caused it to make reference thereto in its report on the financial statements for such years or periods, as the case may be.

IMHC has furnished to Heaton the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Heaton’s letter to the Securities and Exchange Commission, dated August 11, 2022, regarding these statements.

During the fiscal years ended December 31, 2020 and December 31, 2021 and through August 11, 2022, IMHC has not consulted with Marcum on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on IMHC’s financial statements, in each case where a written report was provided or oral advice was provided that Marcum concluded was an important factor considered by IMHC in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of IMHC in connection with the Acquisition set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Designations

The information set forth in Item 1.01 and 2.01 is incorporated by reference herein.

On August 11, 2022, the Company filed a Certificate of Designations of Rights and Preferences of Series A Convertible Redeemable Preferred Stock (the “Certificate of Designations”) to its Articles of Incorporation with the Secretary of State of the State of Nevada to establish the preferences, limitations and relative rights of the Series A Preferred Stock.

Dividends on the Series A Preferred Stock shall accrue from, and including, the date of original issuance to, but not including, the redemption date, and shall be payable quarterly on the last day of each calendar quarter, subject to the terms and conditions set forth in the Certificate of Designations. The first dividend on the Series A Preferred Stock is scheduled to be paid on January 20, 2023 (in the approximate amount of $20.00 per share) to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date, which will be December 31, 2022. Dividends accrue at the annual rate of 8%, which is equivalent to $80.00 per annum per share, based on the $25,000,000 liquidation preference from, and including, the date of original issuance to, but not including, the redemption date.

Each share of Series A Preferred Stock shall become convertible, at the option of the holder, commencing on the date of issuance, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the stated value of the Series A Preferred Stock by the then applicable Conversion Price. “Conversion Price” shall mean a price equal to eighty percent (80%) of the average VWAP per share of the Common Stock for the ten (10) trading days immediately preceding the date of conversion.

Unless previously converted into shares of Common Stock, any shares of Series A Preferred Stock issued and outstanding, shall be redeemable at the option of the holder and repurchased by the Company for cash at a redemption price of $1,000 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date of on which written notice to the Company is delivered requesting that the Company redeem, in whole or in part, such holder’s Series A Preferred Stock. In addition, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of Junior Stock (as defined the Certificate of Designations), the holders of the Series A Preferred Stock shall be entitled to receive out of the Company’s assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, or $1,000 per share.

The Conversion Price will be subject to standard anti-dilution provisions in connection with any stock split, stock dividend, subdivision or similar reclassification of the Common Stock in addition to full ratchet price protection.

Holders of the Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise). The Series A Preferred Stock shall be voted on an “as converted” basis together with the Common Stock, subject to the provisions of the Nevada Revised Statutes. For so long as the Parent shall continue to hold any shares of Series A Preferred Stock, the Parent shall be entitled to elect a number of directors to the Board equal to a percentage determined by the number of Series A Preferred Stock beneficially owned by the Parent, determined on an “as converted” basis, divided by the sum of the number of shares of Common Stock outstanding plus the number of Series A Preferred Stock outstanding on an “as converted” basis.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Prior to the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  As a result of the Acquisition, we have ceased to be a shell company.  The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 6, 2022, BitNile and the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a), Former TOGI’s audited financial statements as of and for the years ended December 31, 2021 and 2020, and the Former TOGI’s unaudited condensed financial statements as of, and for the three and six months ended June 30, 2022 and 2021, are included in this Report beginning on Page F-1.

(b)  Pro forma financial information.

The pro forma financial information concerning the acquisition of the business operations of the Former TOGI are appended to this Current Report beginning on page F-33.

(c) Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement dated March 20, 2022 by and among Imperalis Holding Corp., BitNile Holdings, Inc and TurnOnGreen, Inc. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed March 21, 2022.
2.2*	Form of Amendment to Securities Purchase Agreement, dated September 5, 2022.
3.1*	Certificate of Designations of Rights and Preferences of Series A Convertible Redeemable Preferred Stock.
4.1	Convertible Promissory Note, dated December 15, 2021, made by Imperalis Holding Corp. in favor of Digital Power Lending, LLC. Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 21, 2021.
10.1*	Form of Partnership Agreement, dated April 26, 2021, between TurnOnGreen, Inc. (formerly Coolisys Technologies Corp.) and ChargeLab, Inc.
10.2*	Form of Distribution and Resale Agreement with Tesco Solutions LLC an Indiana based construction firm.
10.3*	Form of Purchase Agreement with Unique Electric Solutions, a New York based entity.
10.4*	Form of Best Western International Marketing Agreement.
10.5*	Form of EV-olution Charging Systems Distribution Agreement.
10.6*	Form of CED National Accounts Distribution Agreement.
10.7*	Form of Electric Vehicle Charger Site License Agreement dated May 23, 2002 by and between TurnOnGreen and Sunrise Hills Commercial Association.
16.1*	Letter from Heaton & Company, PLLC to the Securities and Exchange Commission, regarding the change in the independent registered public accounting firm of Imperalis Holding Corp.
21*	Subsidiaries of the Registrant.
99.1*	Financial statements of TurnOnGreen for the fiscal years ended December 31, 2020 and 2021, as well as the interim period for the six months ended June 30, 2022 and the pro forma condensed combined financial statements of the registrant for the year ended December 31, 2021 and the six months ended June 30, 2022.
99.2*	Press release, issued September 6, 2022.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

_______________________

*             Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERALIS HOLDING CORP.

Dated: September 6, 2022	/s/ Amos Kohn
Amos Kohn Chief Executive Officer